      As filed with the Securities and Exchange Commission on June 11, 1998
                                                      Registration No. 333-38623

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                               Amendment No. 4 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      ------------------------------------

                               MAXXIS GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Georgia                               4813                                  58-2278241
(State or Other Jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Identification Number)
Incorporation or Organization)         Classification Code Number)

                          1901 Montreal Road, Suite 108
                              Tucker, Georgia 30084
                                 (770) 552-4766
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                      ------------------------------------

                                 Thomas O. Cordy
                      Chief Executive Officer and President
                               Maxxis Group, Inc.
                          1901 Montreal Road, Suite 108
                              Tucker, Georgia 30084
                                 (770) 552-4766
                              (770) 552-8471 (Fax)
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                      ------------------------------------

                        Copies of all correspondence to:

                              Glenn W. Sturm, Esq.
                              James Walker IV, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street, N.E.
                             Atlanta, Georgia 30309
                                 (404) 817-6000
                              (404) 817-6050 (Fax)
                      ------------------------------------



         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                      ------------------------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.[ ]

                      ------------------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                   SUBJECT TO COMPLETION, DATED JUNE 11, 1998


PROSPECTUS

                                 450,000 SHARES

                                  [MAXXIS LOGO]

                                  COMMON STOCK

    This Prospectus relates to the offering (the "Offering") of 450,000 shares of Common Stock, no par value per share (the "Common Stock" or the "Shares"), of MAXXIS GROUP, INC., a Georgia corporation (the "Company"). All of the Shares offered hereby are being sold by the Company. Following the Offering, assuming the sale of 450,000 Shares offered hereby, the directors and executive officers and relatives and affiliates of directors and executive officers of the Company and its subsidiaries, acting as a group and by reason of their ownership of Common Stock, will hold approximately 48.8% of the voting power (on a fully diluted basis) of the Company with respect to substantially all

                                                  (cover continued on next page)

   SEE"RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF CERTAIN FACTORS,
     INCLUDING THE RISK OF SUBSTANTIAL DILUTION, THAT SHOULD BE CONSIDERED
             BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

                      ------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

==========================================================================================================================
                                    PRICE TO                 UNDERWRITING DISCOUNTS                   PROCEEDS TO
                                    PUBLIC(1)                  AND COMMISSIONS(2)                     COMPANY(3)
--------------------------------------------------------------------------------------------------------------------------
Per Share..................           $5.50                            $ -                               $5.50
--------------------------------------------------------------------------------------------------------------------------
Total......................        $2,475,000                          $ -                            $2,475,000
==========================================================================================================================

(1) The offering price has been arbitrarily established by the Company. See "Risk Factors - Arbitrary Determination of Offering Price."

(2) In certain states, this Offering is expected to be made on behalf of the Company solely by certain of its directors and executive officers, to whom no commission or other compensation will be paid on account of such activity, although they will be reimbursed for reasonable expenses incurred in connection with such activity. The Company believes such participating officers and directors shall not be deemed brokers under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), based on reliance on Rule 3a4-1 of the Exchange Act. In addition, in the states of Maryland, North Carolina and Virginia and, in the event this Offering is registered or qualified in other states where directors and officers are not permitted to effect offers and sales, in such other states, the Company intends to offer shares of Common Stock through broker/dealers who will enter into selling agent agreements with the Company, whereby they will use their best efforts to sell the Common Stock in those states. The Company will amend the Registration Statement to set forth the terms of any agreement with any broker/dealer.

(3) Before deducting estimated expenses of $400,000 related to the Offering. See "Use of Proceeds."

         PROSPECTIVE PURCHASERS MUST EXECUTE A SUBSCRIPTION AGREEMENT (A "SUBSCRIPTION AGREEMENT") IN ORDER TO OFFER TO PURCHASE SHARES. ONCE A SUBSCRIPTION AGREEMENT IS RECEIVED BY THE COMPANY OR A BROKER/DEALER, AS THE CASE MAY BE, A PROSPECTIVE PURCHASER WILL NOT HAVE THE RIGHT TO REVOKE OR WITHDRAW SUCH SUBSCRIPTION AGREEMENT. ANY SUBSCRIPTION AGREEMENT MAY BE REJECTED BY THE COMPANY FOR ANY REASON OR NO REASON WHATSOEVER. ACCEPTANCE OF ANY PARTICULAR SUBSCRIPTION AGREEMENT BY THE COMPANY SHALL IN NO CASE REQUIRE THE COMPANY TO ACCEPT ANY OTHER SUBSCRIPTION AGREEMENT. PROSPECTIVE PURCHASERS MUST WARRANT IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE RECEIVED A COPY OF THIS PROSPECTUS, AS AMENDED OR SUPPLEMENTED. SEE "THE OFFERING - HOW TO SUBSCRIBE."

         No escrow account has been established, and all subscription funds will be paid directly to the Company. Upon acceptance of a subscription by the Company, subscription proceeds will be available for immediate use by the Company. There can be no assurance that the Company will receive sufficient proceeds from the Offering to fund any of the stated purposes of the Offering. See "Use of Proceeds." In addition, there is no minimum number of Shares which must be sold in this Offering, and there can be no assurance that any or all of the Shares offered hereby will be sold. Once the Company accepts a subscription, the Company will not refund the funds received in payment for such subscription in the event that less than the maximum number of Shares offered hereby are sold prior to the termination of the Offering. See "The Offering - No Escrow" and "Risk Factors - No Minimum Offering Amount; Irrevocability of Subscriptions; No Escrow."

                      ------------------------------------


                 The date of this Prospectus is        , 1998

(cover continued from previous page)

matters submitted to a vote of the shareholders. See "Risk Factors - Management will Maintain Control of the Company."

         Prior to this Offering, there has been no public market for the Shares, and it is currently anticipated that there will be no active trading market for the Shares. The price of the Shares has been arbitrarily established by the Company and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. See "Risk Factors - Arbitrary Determination of Offering Price."


         Sales of the Shares are expected to commence on or about June 18, 1998. This is a "best efforts" offering by the Company, and it will expire on June 30, 1999, unless terminated earlier or extended by the Company for additional 90-day periods ending no later than December 31, 2000. The Company reserves the right to terminate the Offering at any time.


         The Company intends to offer the Shares primarily to regional and executive directors and strategic partners of the Company. The Company has established a minimum subscription of 20 Shares and maximum subscriptions of 20 Shares and 200 Shares, respectively, for each person who qualifies as a regional or executive director in the Company's marketing system; provided, that the aggregate number of Shares sold in this Offering shall not exceed 450,000. However, the Company reserves the right to not sell to any particular regional or executive director, to waive the maximum subscription amount or to allocate additional Shares to regional and executive directors without notifying any purchaser or prospective purchaser. The Company has not established minimum or maximum subscriptions for strategic partners. See "The Offering."

                      ------------------------------------

                             ADDITIONAL INFORMATION

         The Company has not previously been subject to the reporting requirements of the Exchange Act. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall include any amendments thereto) on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares to be offered pursuant hereto. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Shares, reference is made to the Registration Statement, including the exhibits and schedules thereto, copies of which may be examined without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549 and the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies of such materials may be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its public reference facilities in New York, New York, and Chicago, Illinois, at prescribed rates. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http:\\www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company is not a reporting company as defined by the Commission. The Company intends to furnish holders of the Shares with annual reports containing financial statements audited by an independent public accounting firm and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

         The Company has applied for federal registration for the mark "MAXXIS." This Prospectus includes product names and other trade names and trademarks of the Company and of other companies.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements, including "Risk Factors" and the consolidated financial statements and related notes thereto, appearing elsewhere in this Prospectus. Maxxis Group, Inc. conducts all of its business and operations through its wholly owned subsidiaries: Maxxis 2000, Inc. ("Maxxis 2000"); Maxxis Telecom, Inc. ("Maxxis Telecom"); and Maxxis Nutritional, Inc. ("Maxxis Nutritional"). Unless the context indicates otherwise, all references to the "Company" or "Maxxis" refer to Maxxis Group, Inc. and its subsidiaries. On October 8, 1997, the Company effected a one-for-five reverse stock split of all outstanding shares of Common Stock. On February 17, 1998, the Company effected a one-for-11 reverse stock split of all outstanding shares of Common Stock and effected a plan of reorganization pursuant to which each outstanding share of Class A Common Stock and Class B Common Stock was converted into one share of Common Stock. All share and per share data have been adjusted to reflect the reverse stock splits and the reorganization. The Company's fiscal year ends on June 30 of each year.

                                   THE COMPANY

         Maxxis markets telecommunications services and nutritional products in the United States through its multi-level network marketing system of "independent associates," or "IAs." The Company currently operates through its subsidiaries: Maxxis 2000, which conducts network marketing operations; Maxxis Telecom, which provides long distance services; and Maxxis Nutritional, which provides private label nutritional products. The Company currently markets 1-Plus long distance service, value-added telecommunications services such as prepaid phone cards, and nutritional products. The Company was incorporated in January 1997 and began sponsoring IAs and marketing telecommunications services in March 1997. For the period of January 24, 1997 to June 30, 1997 (the "Inception Period") and the nine months ended March 31, 1998, the Company generated aggregate gross revenues of approximately $2,691,000 and $5,175,000, respectively.

         The Company initially intends to build a customer base for its telecommunications services without having to commit capital or management resources to construct its own telecommunications network and transmission facilities. In February 1997, Maxxis Telecom contracted with Colorado River Communications, Corp. ("CRC") to obtain switching and network services and to allow CRC's telecommunications services to be sold by the Company's IAs. In the future, the Company may contract with other providers of long distance services and intends to analyze the feasibility of developing its own long distance network. In November 1997, the Company began marketing several private label dietary supplements to its customers and IAs. The Company's nutritional products are manufactured by various suppliers.

         The Company conducts its marketing activities exclusively through its network of IAs. The Company believes that IAs are generally attracted to the Company's multi-level network marketing system because of the potential for supplemental income and because the IAs are not required to purchase any inventory, have no monthly sales quotas or account collection issues, have minimal required paperwork and have a flexible work schedule. The Company encourages IAs to enroll subscribers with whom the IAs have an ongoing relationship, such as family members, friends, business associates and neighbors. The Company also sponsors opportunity meetings at which current IAs are encouraged to bring in potential candidates for an introduction to the Company's marketing system. The Company's multi-level network marketing system and the Company's reliance upon IAs are intended to reduce net marketing costs, subscriber acquisition costs and subscriber attrition. The Company believes that its multi-level network marketing system will build a base of potential customers for additional services and products.

         The Company's goal is to develop a national distribution system through which large volumes of telecommunications services, nutritional products and other products and services may be sold. The Company intends to increase its revenues by: (i) expanding its marketing network; (ii) increasing the number of customers who purchase products and services offered by the Company; and (iii) providing additional products and services for sale through its IAs. The Company intends to achieve its goal by:

        - Growing and Developing its Network of IAs by enhancing the sponsoring and training services offered to IAs, continuing to support the marketing efforts of IAs and introducing new income opportunities for IAs.

         - Maintaining and Expanding the Number of Customers by offering high quality, competitively-priced products and services through a highly motivated network of IAs.

         - Offering Additional Telecommunications Products by entering into agreements for the marketing of additional products that meet the needs of subscribers, which may include, among others, paging, conference calling, wireless cable, cellular and local phone service.

         - Improving and Expanding its Product Lines by continuing to evaluate and offer products that are attractive to its IAs and customers. In addition to telecommunications products, the Company recently began marketing a line of private label nutritional products to its customers and IAs.

         - Obtaining Competitive Prices on products and services through the purchasing power of the Company's nationwide network.

         Currently, the Company has five IA positions in its marketing system: associate; senior associate; director; regional director; and executive director. A director increases the size of the director's sales organization by sponsoring additional persons to become senior associates. These senior associates, and all senior associates that they, in turn, sponsor, become part of the sales organization of the director who sponsored them. Senior associates, through the growth of their sales organizations, may become directors, regional directors or executive directors and thereby increase the size of the sales organization of the person who was their original sponsor. The organization that grows below each director through this process is called a "downline."

         IAs are paid only by commissions and do not receive any salary from the Company. All IA commissions are paid directly by the Company and are a specified percentage or a designated amount of the gross proceeds received by the Company on the sale of services and products. The Company designates a portion of its gross commissions as "commission value," or "CV," and allocates the CV among eligible participants in its marketing system. Currently, 20% of the CV earned with respect to a long distance subscriber is paid weekly to the IA who sponsored such subscriber, 75% of the CV is paid monthly to eligible directors who have the IA who sponsored the subscriber in their downline and the remaining 5% is retained by the Company to be paid out to directors, regional directors and executive directors in the Company's incentive bonus programs. All directors, executive directors and regional directors who (i) have personally gathered four active subscribers; (ii) have sponsored at least two new senior associates who have gathered four active subscribers during the quarter; and
(iii) are certified as marketing directors ("MDs") are eligible to receive an additional "Leadership Bonus." The Leadership Bonus is payable quarterly and equals, in the aggregate, 1% of the total revenues of Maxxis 2000 during the quarter. The Leadership Bonus is divided equally among all directors, regional directors and executive directors who qualify for a Leadership Bonus. In order to encourage the growth of the Company's marketing system, the Company also pays eligible directors a weekly bonus amount, which is designated as "bonus value," or "BV," for each sale of bonus-eligible products. The Company primarily designates retail priced phone cards and nutritional paks as bonus-eligible products.

         To become an associate, individuals (other than individuals in North Dakota) must complete an application and purchase a distributor kit for $30. IAs also pay an annual fee in order to maintain their status as IAs. The Company provides training to all IAs which includes a detailed explanation of the Company's products, the IA compensation plan and the use of the various marketing tools available to the IA. The Company encourages senior associates, directors and regional directors to become MDs. MDs provide personal training to IAs. To become a MD, a senior associate, director or regional director must attend a Company approved training school. The fee to attend the training school is currently $99, and MDs must attend continuing education training schools each year which also are subject to a fee. National training directors that are selected by the Company are paid a fee by the Company for training MDs. The Company does not receive any fees from IAs for the training provided by MDs.

         The Company believes that maintaining sophisticated and reliable transaction processing systems is essential for multi-level network marketing companies. Accordingly, the Company invests in maintaining and enhancing its computer systems. The Company's systems are designed to process detailed and customized IA commission payments, monitor and analyze financial and operating trends and track each IA's personal organization.

         As of March 31, 1998, the Company employed approximately 30 people, not including IAs who are classified by the Company as independent contractors. The Company's employees are not unionized, and the Company believes its relationship with its employees is good.

         The Company's principal executive office is located at 1901 Montreal Road, Suite 108, Tucker, Georgia 30084, and its telephone number is (770) 552-4766.

                                  THE OFFERING

Common Stock outstanding..........................    1,571,187 shares

Common Stock to be offered hereby.................      450,000 shares

Common Stock to be outstanding after
 the Offering.....................................    2,021,187 shares

Use of Proceeds...................................   Development of additional product lines, including an internet access product; development and/or acquisition of
                                                        information, accounting and/or inventory control systems; and
                                                        for working capital and general corporate purposes.  There can be no assurance that the Company will receive sufficient proceeds from the Offering to fund any of the proposed uses of proceeds.  See "Use of Proceeds."

Terms of the Offering; Irrevocability
 of Subscriptions.................................   Prospective purchasers must deliver to the Company or a
                                                        broker/dealer, as the case may be, a completed and executed
                                                        Subscription Agreement, the form of which is attached hereto as Appendix A.  An executed Subscription Agreement will
                                                        constitute a prospective purchaser's offer to purchase shares of Common Stock as set forth in this Prospectus.
                                                        Prospective purchasers submitting completed and executed
                                                        Subscription Agreements will not have the right to revoke or withdraw such Subscription Agreements.  See "The Offering
                                                        - General."

No Minimum Offering Amount;
 No Escrow........................................   There is no minimum number of Shares which must be sold in this Offering, and there can be no assurance that any or all of the Shares offered hereby will be sold.  No escrow
                                                        account has been established, and all subscription funds will be paid directly to the Company.  Upon acceptance of a
                                                        subscription by the Company, subscription proceeds will be available for immediate use by the Company.  Once the
                                                        Company accepts a subscription, the Company will not
                                                        refund the funds received in payment for such subscription in the event that less than the maximum number of Shares
                                                        offered hereby are sold prior to the termination of the
                                                        Offering.  See "The Offering - No Escrow" and "Risk
                                                        Factors - No Minimum Offering Amount; Irrevocability of
                                                        Subscriptions; No Escrow."

Transfer Restrictions.............................   Each certificate evidencing the Shares will bear a legend
                                                        restricting the transfer of the Shares to individuals in any jurisdiction where the offer or sale of the Shares would be unlawful prior to registration or qualification of such offer or sale under the laws of any such jurisdiction.  In addition, pursuant to the Subscription Agreement, each purchaser of
                                                        the Shares offered hereby agrees not to sell or otherwise
                                                        transfer the Shares or any securities issued on account of such Shares during the Lock-up Period (as defined herein).
                                                        The Company may impose transfer restrictions during the
                                                        Lock-up Period by giving notice to the holders of record of the Shares.  The certificates evidencing the Shares will bear a legend referencing these potential restrictions on transfer.
                                                        See "Risk Factors - Absence of Trading Market; Transfer
                                                        Restrictions" and "The Offering - Transfer Restrictions."

Plan of Distribution..............................   In certain states, offers and sales of the Common Stock will be made on behalf of the Company by certain of its officers
                                                        and directors.  The officers and directors will receive no commissions or other remuneration in connection with such
                                                        activities, but they will be reimbursed for reasonable
                                                        expenses incurred in connection with the Offering.  In
                                                        addition, in the states of Maryland, North Carolina and
                                                        Virginia and in any other states where officers and directors of the Company are not permitted to make offers and sales, the Company intends to offer shares of Common Stock
                                                        through broker/dealers who will use their best efforts to sell the Common Stock in those states.  See "The Offering -
                                                        Plan of Distribution."



                                  RISK FACTORS

         Prospective purchasers of the Common Stock should carefully consider the matters set forth herein under "Risk Factors," as well as the other information set forth in this Prospectus.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The following table sets forth summary consolidated financial data for the periods presented. The Company was incorporated on January 24, 1997 and began operations in March 1997. The statement of operations data for the Inception Period is derived from the audited consolidated financial statements and other data of the Company. The consolidated financial statements for the Inception Period were audited by Arthur Andersen LLP, independent public accountants. The statement of operations data for the nine months ended March 31, 1998 and the balance sheet data as of March 31, 1998 have been derived from the unaudited condensed consolidated financial statements of the Company which include all adjustments, consisting of only normal recurring adjustments, which the Company considers necessary for a fair presentation of the results of operations for the period. All numbers have been rounded. Results for interim periods are not necessarily indicative of the results to be expected for a full fiscal year. The following summary consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus.

                                                  JANUARY 24, 1997   NINE MONTHS
                                                    (INCEPTION)         ENDED
                                                  TO JUNE 30, 1997  MARCH 31, 1998
                                                  ----------------  --------------
                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Telecommunications services ...............      $2,322,000       $3,939,000
    Nutritional products ......................              --          341,000
    Marketing services ........................         369,000          895,000
                                                     ----------       ----------
       Total revenues .........................       2,691,000        5,175,000
                                                     ----------       ----------

  Cost of services:
    Telecommunications services ...............         761,000        1,081,000
    Nutritional products ......................              --          223,000
    Marketing services ........................         255,000          339,000
                                                     ----------       ----------
       Total cost of services .................       1,016,000        1,643,000
                                                     ----------       ----------
  Gross margin ................................       1,675,000        3,532,000
                                                     ----------       ----------

  Operating expenses:
    Selling and marketing .....................       1,089,000        1,994,000
    General and administrative ................         660,000        1,653,000
                                                     ----------       ----------
       Total operating expenses ...............       1,749,000        3,647,000
                                                     ----------       ----------
  Loss before income tax benefit ..............         (74,000)        (115,000)
  Income tax benefit ..........................              --               --
                                                     ----------       ----------
  Net loss ....................................      $  (74,000)      $ (115,000)
                                                     ==========       ==========

PER SHARE DATA:
  Net loss per share ..........................      $    (0.05)      $    (0.07)
                                                     ==========       ==========

  Weighted average number of shares outstanding       1,571,187        1,571,187



                                                                   AS OF
                                                              MARCH 31, 1998
                                                              --------------
                                                                (UNAUDITED)
BALANCE SHEET DATA:
  Working capital.........................................      $  182,000
  Property and equipment, net.............................         146,000
  Total assets............................................       1,068,000
  Long-term obligations...................................              --
  Shareholders' equity....................................         465,000

                                  RISK FACTORS


         An investment in the shares of Common Stock offered hereby involves a high degree of risk. Before purchasing any Shares offered by this Prospectus, prospective purchasers should carefully consider the following factors relating to the Company and the Offering, together with the other information and financial data appearing elsewhere in this Prospectus. This Prospectus contains "forward-looking statements" relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenues and other financial items that are based on the beliefs of the Company's management, as well as assumptions made by, and information currently available to, the Company's management. The words "expects," "intends," "estimates," "anticipates," "may," "could," "should," "would," "will," "plans," "believes" and similar expressions and variations thereof are intended to identify forward-looking statements. The cautionary statements set forth in this "Risk Factors" section and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.


NEW ENTERPRISE

         The Company currently is in the organizational stage and has a limited operating history. As a consequence, prospective purchasers of the Shares have limited information upon which to base an investment decision. The Company's operations are subject to the risks inherent in the establishment of any new business. The Company expects that it will incur substantial initial expenses, and there can be no assurance that the Company will achieve or maintain profitability. There can be no assurance that the products or services offered by the Company will receive market acceptance or that the Company's prices and demand for products and services offered by the Company will be at a level sufficient to provide profitable operations. The Company has entered into an agreement with CRC, a provider of switching and network transmission services, and the Company purchases its private label nutritional products from several manufacturers. However, there can be no assurance that the Company will be able to maintain these relationships or enter into new contracts with other suppliers on terms acceptable to the Company or at all. See "- Dependence upon Suppliers," "Business Competition," "- Strategy" and "- Products and Services."

         The Company will use the proceeds of the Offering, in part, to pay organizational and offering expenses in connection with the start-up of the Company's business and, in particular, the establishment of the Company's multi-level network marketing system. The Company believes that the proceeds of the Offering, together with cash generated through operations, will be sufficient to enable the Company to pay organizational and offering expenses and to fund continued operations, including the development of additional product lines. However, there can be no assurance that the Company will generate sufficient proceeds from this Offering and its ongoing operations to establish its multi-level network marketing system or to maintain its operations, or that the Company's business will be successful. See "- Broad Discretion in Application of Proceeds; Unspecified Acquisitions; Possible Need for Additional Capital" and "Use of Proceeds."

NO MINIMUM OFFERING AMOUNT; IRREVOCABILITY OF SUBSCRIPTIONS; NO ESCROW

         There is no minimum number of Shares which must be sold in this Offering, and there can be no assurance that any or all of the Shares offered hereby will be sold. Once a Subscription Agreement is received by the Company, a prospective purchaser will not have the right to revoke or withdraw such Subscription Agreement. In addition, the Company reserves the right to reject, in whole or in part and in its sole discretion, any subscription. No escrow account has been established, and all subscription funds will be paid directly to the Company. Acceptance and/or deposit of any subscription funds by the Company shall not constitute acceptance of a subscription. Upon acceptance of a subscription by the Company, subscription proceeds will be available for immediate use by the Company. Once the Company accepts a subscription, the Company will not refund the funds received in payment for such subscription in the event that less than the maximum number of Shares offered hereby are sold prior to the termination of the Offering. See "The Offering - No Escrow."

BROAD DISCRETION IN APPLICATION OF PROCEEDS; UNSPECIFIED ACQUISITIONS; POSSIBLE NEED FOR ADDITIONAL CAPITAL

         The Company intends to use: (i) approximately $53,000, or 2.6%, of the net proceeds to repay a note outstanding to the Company's Chief Executive Officer; (ii) approximately $900,000, or 43.4%, of the net proceeds for the development of additional product lines, including an internet access product;
(iii) approximately $500,000, or 24.1%, of the net proceeds for the development and/or acquisition of information, accounting and/or inventory control systems; and (iv) approximately $622,000, or 29.9%, of the net proceeds for working capital and general corporate purposes. However, the specific uses for much of the net proceeds will be at the complete discretion of the Board of Directors of the Company and may be allocated based upon circumstances arising from time to time in the future.


         The Company may in the future use a portion of the net proceeds of the Offering to pursue acquisitions or complementary services or businesses. Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the write-off of costs and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on the Company's business, financial condition or results of operations. The Company currently has no agreements or understandings to engage in any acquisitions. Shareholders may not be entitled to vote on any potential acquisitions nor have the opportunity to review any potential acquisition candidate. See "Use of Proceeds."


         The Company anticipates that it will require approximately $1.9 million in capital to fund its ongoing operations through December 31, 1998. The Company anticipates that the proceeds of this Offering, together with borrowings and cash generated from operations, will be sufficient to meet the Company's capital requirements through December 31, 1998. However, there can be no assurance that the Company will receive enough proceeds from the Offering to fund any of the proposed uses of proceeds, including raising enough proceeds to fund its operations or to cover the estimated offering expenses. If the Company does not receive sufficient funds from its operations, its borrowings and from the Offering to fund its operations, the Company may need to raise additional capital. Sources of additional capital may include venture capital financing, cash flow from operations, lines of credit and private equity and debt financings. The Company may also require additional financing in the event it decides to develop additional product lines or to engage in acquisitions. The extent of additional financing required will depend partially on the success of the Company's business. There can be no assurance that additional financing will be available to the Company or, if available, that it can be obtained on terms acceptable to the Company. The Company's inability to obtain additional capital on terms favorable to the Company could have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

NET LOSS; ACCUMULATED DEFICIT


         For the nine months ended March 31, 1998, the Company had a net loss of $115,000. As of March 31, 1998, the Company had an accumulated deficit of $189,000 representing accumulated losses from operations during the Inception Period and the nine months ended March 31, 1998. See "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company's operating expenses have increased as its business has grown and can be expected to increase significantly if the Company continues to grow. There is no assurance that future operating results will result in a profit, will eliminate the accumulated deficit, or will generate positive working capital or that additional losses from operations will not be sustained by the Company. Accordingly, the Company may have negative working capital or further increases of its accumulated deficit in the future


DEPENDENCE ON IAS

         The Company's success depends heavily upon its ability to attract, maintain and motivate a large base of IAs who, in turn, sponsor subscribers, customers and other IAs. The Company anticipates a significant turnover among IAs, which the Company believes is typical of businesses involved in direct selling. The Company encourages existing IAs to sponsor new IAs in order to maintain or increase the overall IA force. Activities of the IAs in obtaining new subscribers will particularly be influenced by changes in the level of IA motivation, which in turn can be positively or negatively affected by general economic conditions, modifications in commission and training fees and in the Company's marketing plan, the prices and competitive positions of the products and services offered by the Company and a number of other intangible factors. The Company's ability to attract IAs could be negatively affected by adverse publicity relating to the Company or its services or its operations, including its multi-level network marketing system. Administrative or technological problems of the type that may be encountered by both early stage and mature companies, such as malfunctions in accounting systems or computer information systems, may lead to the immediate and dramatic attrition of IAs and subscribers. The Company has begun establishing its network of IAs. However, there can be no assurance that the Company will be successful in establishing a viable network of IAs. Because of the number of factors that affect the Company's ability to attract and retain IAs, the Company cannot predict when or to what extent increases or decreases in the level of IA retention or attrition will occur. In addition, the number of IAs as a percentage of the population could reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity. There can be no assurance that the number or productivity of IAs will be sufficient to support the Company's proposed products and services in the future or to allow the Company to achieve its objectives.

         The Company is subject to competition for IAs from other network marketing organizations, including those that market long distance services, health products, cosmetics and dietary supplements, such as EXCEL Communications, Inc. ("EXCEL"), American Communications Network ("ACN"), Amway Corporation ("Amway"), TDG Communications ("TDG"), BeautiControl Cosmetics, Inc., Herbalife International, Inc. ("Herbalife") and Mary Kay, Inc. EXCEL representatives sell a variety of long distance telecommunications services, ACN representatives sell long distance services for LCI International, Inc. ("LCI") and other long-distance carriers, Amway distributors sell 1-Plus long distance service for MCI Communications Corporation ("MCI"), TDG sells MCI Paging Services and the MCI VNet Calling Cards and Herbalife markets food and dietary supplements. See "Business - Strategy," "- Marketing" and "- Regulation."

RELATIONSHIP WITH IAS

         Because IAs are classified as independent contractors, the Company is unable to provide them the same level of direction and oversight as Company employees. While the Company has policies and rules in place governing the conduct of the IAs and intends to review periodically the sales tactics of the IAs, it may be difficult to enforce such policies and rules. Violations of these policies and rules might reflect negatively on the Company and may lead to complaints to or by various federal and state regulatory authorities. Violation of the Company's policies and rules could subject the Company and its long distance provider to complaints regarding the unauthorized switching of subscribers' long distance carriers (also known in the industry as "slamming"). Such complaints could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Relationship with IAs."

REGULATION OF NETWORK MARKETING; EFFECT OF STATE SECURITIES LAWS

         The Company's multi-level network marketing system is subject to or affected by extensive government regulation including, without limitation, federal and state regulations governing the offer and sale of business franchises, business opportunities and securities. Various governmental agencies monitor direct selling activities, and the Company could be required to supply information regarding its marketing plan to such agencies. Although the Company believes that its multi-level network marketing system is in material compliance with the laws and regulations relating to direct selling activities, there can be no assurance that legislation and regulations adopted in particular jurisdictions in the future will not adversely affect the Company's business, financial condition and results of operations. The Company also could be found not to be in compliance with existing statutes or regulations as a result of, among other things, misconduct by IAs, who are considered independent contractors over whom the Company has limited control, the ambiguous nature of certain of the regulations and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that the Company or the IAs are not in compliance with existing statutes or regulations could have a material adverse effect on the Company's business, financial condition and results of operations. An adverse determination by any one state on any regulatory matter could influence the decisions of regulatory authorities in other jurisdictions.

         The Company has not obtained any no-action letters or advance rulings from any federal or state securities regulator or other governmental agency concerning the legality of the Company's operations, and the Company is not relying on an opinion of counsel to such effect. The Company accordingly is subject to the risk that its multi-level network marketing system could be found to be in noncompliance with applicable laws and regulations, which could have a material adverse effect on the Company's business, financial condition or results of operations. Such a decision could require the Company to modify its multi-level network marketing system, result in negative publicity, or have a negative effect on distributor morale and loyalty. In addition, the Company's multi-level network marketing system will be subject to regulations in foreign markets administered by foreign agencies should the Company expand its network marketing organization into such markets. See "Business - Marketing" and "- Regulation - Regulation of Network Marketing."

         The primary goal of the Offering is to increase the motivation of regional and executive directors by allowing them to purchase an interest in the Company. Accordingly, because the Company desires the ability to offer its Common Stock to regional and executive directors in California, Florida, Georgia, Maryland, New York, North Carolina, South Carolina, Virginia and Washington, the Company has filed the Registration Statement of which this Prospectus forms a part with the state securities regulators for such states in order to apply for registration or qualification of the Offering in such states. Due to the varying nature of state securities regulations and the considerable discretion given to state securities regulators, the Company anticipates that it will be unable to register or qualify the Offering in certain of these states, and there can be no assurance that the Company will be able to register or qualify the Offering in any of these states. Certain of these states require the Company to sell its securities exclusively through broker-dealers that are registered in such states. There can be no assurance that the Company will be successful in engaging registered broker-dealers to sell its securities in such states upon terms acceptable to the Company or at all. The inability of the Company to offer and sell the Shares to residents of certain states may limit the ability of the Company to attract IAs in such states, or lead to increased attrition of IAs in such states, and may have a material adverse effect on the Company's business, prospects, financial condition and results of operations. An adverse determination by any one state regulator on a securities regulatory matter could influence the decisions of state regulatory authorities in other jurisdictions. See "Business - Regulation - Effect of State Securities Laws."

INTENSE COMPETITION

         The Company faces competition in the United States for both the products and services it sells and for the sponsoring and retaining of independent salespeople. The United States long distance telecommunications industry is intensely competitive, rapidly evolving and subject to rapid technological change. In addition, the industry is significantly influenced by the marketing and pricing practices of the major industry participants. AT&T Corp. ("AT&T"), MCI, Sprint Corporation ("Sprint") and WorldCom, Inc. ("WorldCom") are the dominant competitors in the domestic long distance telecommunications industry. All of these companies are significantly larger than the Company and have substantially greater resources. According to a 1995 report by the Federal Communications Commission (the "FCC"), AT&T, MCI, Sprint and WorldCom accounted for approximately 56%, 17%, 10% and 5%, respectively, of total domestic long distance revenue for calendar year 1994. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater financial, personnel, marketing, technical and other resources than the Company. These competitors employ various means to attract new subscribers, including television and other advertising campaigns, telemarketing programs, network marketing and cash payments and other incentives. The Company's ability to compete effectively depends upon, among other factors, its ability to offer high quality products and services at competitive prices. There can be no assurance that the Company will be able to compete successfully. See "Business - Competition."

         On February 8, 1996, President Clinton signed into law the Telecommunications Act of 1996, as amended (the "1996 Telecommunications Act"), that will allow local exchange carriers ("LECs"), including the Bell Operating Companies ("BOCs"), to provide long distance telephone service inter-LATA (a "LATA" is a Local Access and Transport Area), which will likely significantly increase competition for long distance services. The new legislation also grants the FCC the authority to deregulate other aspects of the telecommunications industry. Such increased competition could have a material adverse effect on the Company's business, financial condition and results of operations.

         Telecommunications companies compete for subscribers based on price, among other things, with major long distance carriers conducting extensive advertising campaigns to capture market share. There can be no assurance that a decrease in the rates charged for communications services by the major long distance carriers or other competitors, whether caused by general competitive pressures or the entry of the BOCs and other LECs into the long distance market, would not have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company expects that the telecommunications services markets will continue to attract new competitors and new technologies, possibly including alternative technologies that are more sophisticated and cost effective than the technologies included in the products and services offered by the Company. The Company does not have the contractual right to prevent subscribers from changing to a competing service, and the subscribers may terminate their service at will.

         The Company also competes in the highly competitive market of dietary supplements. This market segment includes numerous manufacturers, other network marketing companies, catalog companies, distributors, marketers, retailers and physicians that actively compete for the business of consumers. The Company competes with other providers of such products, especially retail outlets, based upon convenience of purchase, price and immediate availability of the purchased product. For the most part, the Company's competitors offering comparable products are substantially larger and have available considerably greater financial resources than the Company. The market is highly sensitive to the introduction of new products (including various prescription drugs) that may rapidly capture a significant share of the market. As a result, the Company's ability to remain competitive depends in part upon the successful introduction of new products at competitive prices.


         The Company also competes for IAs with other direct selling organizations, some of which have longer operating histories and greater visibility, name recognition and financial resources. The largest network marketing companies in the Company's markets are EXCEL, ACN and Amway. The Company competes for IAs on the basis of the Company's reputation, perceived opportunity for financial success and quality and range of products offered for sale. Management envisions the entry of many more direct selling organizations into the marketplace. There can be no assurance that the Company will be able to successfully meet the challenges posed by this increased competition. The Company competes for the time, attention and commitment of its IAs. Given that the pool of individuals interested in the business opportunities presented by direct selling is limited in each market, the potential pool of IAs for the Company's products and services is reduced to the extent other network marketing companies successfully attract these individuals. There can be no assurance that other network marketing companies will not convince the Company's existing IAs to join their organizations. In such event, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business - Competition."


DEPENDENCE UPON SUPPLIERS


         The Company does not own a long distance network. As a result, Maxxis Telecom has entered into an agreement (the "1-Plus Agreement") with CRC to obtain switching and network services. The Company now depends exclusively on CRC for the transmission of subscriber phone calls and the activation of prepaid phone cards. Subscribers are long distance customers on CRC's network, and CRC provides subscriber support for the Company's subscribers. Subscribers have the right to change their service at any time. The 1-Plus Agreement, which expires on February 20, 2000, provides that the Company will have such rights to the subscriber base developed under the agreement only upon achieving certain minimum levels of monthly revenues on CRC's network. Once the Company reaches these minimum levels, the Company will have the right to market other carriers to the subscriber base in the event the Company contracts with such carriers. There can be no assurance that the Company will achieve the minimum level of monthly revenues on CRC's network necessary to obtain rights to the subscriber base. Although the Company does not currently intend to use a different carrier, minimum monthly revenues may be more difficult to maintain if the Company utilizes additional carriers, and the Company could be subject to additional minimum commitments including, but not limited to, minimum monthly revenues or minimum monthly minutes of usage, with such new carriers. The accurate and prompt billing of the subscribers originated by the IAs is also dependent upon CRC. The failure of CRC to accurately and promptly bill subscribers could lead to a loss of subscribers and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company would be required to use another carrier if the 1-Plus Agreement were terminated, the usage or number of subscribers originated by the Company's IAs exceeded the capacity of CRC or CRC failed to provide quality services. In such event, or in the event the Company otherwise elected to use other carriers, the cost paid by the Company for such long distance services might exceed that paid under the 1-Plus Agreement. If the 1-Plus Agreement is terminated, there can be no assurance that the Company could enter into new contracts with other providers on terms favorable to the Company or at all, and the termination of the 1-Plus Agreement or the failure of CRC to provide quality services, quality customer support or accurate and timely billing could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business - Suppliers" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         In November 1997, the Company began marketing a line of private label nutritional products. All of the nutritional products offered and distributed by the Company are developed and manufactured by third-party suppliers. Certain of the nutritional products offered by the Company are proprietary to such suppliers. The Company does not have any written contracts with or commitments from any of its suppliers or manufacturers to continue to sell nutritional products to the Company. The Company believes that its relationships with its suppliers are satisfactory; however, there can be no assurance that any or all of these suppliers will continue to be reliable suppliers to the Company. Accordingly, there is a risk that any or all of the Company's suppliers or manufacturers, including suppliers which provide proprietary products to the Company, could discontinue selling their nutritional products to the Company. In the event any of the third-party manufacturers become unable or unwilling to continue to provide the nutritional products in required volumes, the Company would be required to identify and obtain acceptable replacement sources, and no assurance can be given that any alternative replacement sources would become available to the Company on a timely basis. See "Business Suppliers."

MANAGEMENT WILL MAINTAIN CONTROL OF THE COMPANY

         Following the Offering, assuming the sale of 450,000 Shares offered hereby, the directors and executive officers and relatives and affiliates of directors and executive officers of the Company and its subsidiaries will own, in the aggregate, 987,270 shares of Common Stock which collectively represents approximately 48.8% of the total outstanding shares of Common Stock, and investors purchasing in this Offering would own 22.3% of the total outstanding shares of Common Stock. Accordingly, the directors and executive officers and relatives and affiliates of directors and executive officers of the Company and its subsidiaries, acting as a group, will have the ability to elect all of the directors of the Company and control the Company's management, operations and affairs for the foreseeable future. See "Principal Shareholders" and "Description of Capital Stock."

ABILITY TO MANAGE GROWTH

         The Company's goal is to develop a nationwide network of IAs and to offer long distance telecommunications products, nutritional products and other products and services throughout the United States. The Company's strategy of growth and expansion will place substantial demands upon the Company's current management and other resources and may require a substantial amount of working capital, as well as management, operational and other financial resources. The success of the Company will depend on various factors, including, among others, federal and state regulation of the telecommunications industry and dietary supplement industry, competition and the capability and capacity of the Company's long distance carriers. Not all of the foregoing factors are within the control of the Company. The Company's ability to manage growth successfully will require the Company to develop strong operational, management, financial and information systems and controls. No assurance can be given that the Company will experience growth or that, if it does, that management will be able to manage growth effectively. In such event, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business - Strategy," "- Marketing," "- Information Systems," "- Suppliers," "- Employees" and "Management."

DEPENDENCE ON KEY PERSONNEL

         The Company believes that its success will depend to a significant extent upon the abilities and efforts of its senior management, particularly Ivey J. Stokes, its Chairman of the Board, and Thomas O. Cordy, its Chief Executive Officer and President. The Company does not maintain key man life insurance on Mr. Stokes, Mr. Cordy or any other person. Many of the Company's executive officers and other key employees, including the Company's Chief Financial Officer, Daniel McDonough, have only recently joined the Company. The loss of the services of any of such individuals could have a material adverse effect on the Company's business, financial condition and results of operations. The success of the Company will also depend, in part, upon the Company's ability to find, hire and retain additional key management personnel. The inability to find, hire and retain such personnel could have a material adverse effect upon the Company's business, financial condition and results of operations. See "Management -- Executive Officers and Directors."

SUBSCRIBER ATTRITION

         The Company believes that a high level of subscriber attrition is a characteristic of the domestic residential long distance industry. Attrition is attributable to a variety of factors, including the termination of subscribers for non-payment and the initiatives of existing and new competitors as they engage in, among other things, national advertising campaigns, telemarketing programs and the issuance of cash or other forms of incentives. Such attrition could have a material adverse effect upon the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

REGULATION OF LONG DISTANCE TELEPHONE SERVICES

         Various regulatory factors may have an impact on the Company's ability to compete and on its financial performance. CRC is subject to regulation by the FCC and by various state public service and public utility commissions. Federal and state regulations and regulatory trends have had, and may have in the future, both positive and negative effects on the Company and on the telecommunications service industry as a whole. FCC policy currently requires interexchange carriers to provide resale of the use of their transmission facilities. The FCC also requires LECs to provide all interexchange carriers with equal access to the origination and termination of calls. If either or both of these requirements were removed, CRC and, therefore, the Company could be adversely affected. CRC may experience disruptions in service due to factors outside CRC's and the Company's control, which may cause CRC to lose the ability to complete its subscribers' long distance calls. The Company believes that CRC has made all filings with the FCC necessary to allow CRC to provide interstate and international long distance service. In order to provide intrastate long distance service, CRC is required to obtain certification to provide telecommunications services from the public service or public utility commissions of each state, or to register or be found exempt from registration by such commissions. While the Company believes that CRC is in compliance with the applicable state and federal regulations governing telecommunications service, and the Company believes that it is not required to obtain certification or to be registered with public utility commissions, there can be no assurance that the FCC or any state regulatory authority in one or more states will not raise material issues with regard to CRC's or the Company's compliance with applicable regulations, or that regulatory activities with respect to CRC or the Company, will not have a material adverse effect on the Company's business, financial condition and results of operations.

         In February 1996, the enactment of the 1996 Telecommunications Act served to increase competition in the long distance and local telecommunications markets. The 1996 Telecommunications Act opens competition in the local services market and, at the same time, contains provisions intended to protect consumers and businesses from unfair competition by incumbent LECs, including the BOCs. The 1996 Telecommunications Act allows BOCs to provide long distance service outside of their local service territories but bars them from immediately offering in-region inter-LATA long distance services until certain conditions are satisfied. A BOC must apply to the FCC to provide in-region inter-LATA long distance services and must satisfy a set of pro-competitive criteria intended to ensure that BOCs open their own local markets to competition before the FCC will approve such application. The Company is unable to determine how the FCC will rule on any such application. The new legislation may result in increased competition to the Company from others, including the BOCs, and increased transmission costs in the future. See "- Intense Competition." If the federal and state regulations requiring the LECs to provide equal access for the origination and termination of calls by long distance subscribers change or if the regulations governing the fees to be charged for such access services change, particularly if such regulations are changed to allow variable pricing of such access fees based upon volume, such changes could have a material adverse effect upon the Company's business, financial condition and results of operations. See "Business - Competition" and "- Regulation - Regulation of Long Distance Telephone Services."

REGULATION AFFECTING NUTRITIONAL PRODUCTS

         The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of the Company's nutritional products are subject to regulation by a number of governmental agencies, the most active of which is the Food and Drug Administration (the "FDA"), which regulates the Company's products under the Federal Food, Drug, and Cosmetic Act (the "FDCA") and regulations promulgated thereunder. The Company's products are also subject to regulation by the Federal Trade Commission (the "FTC"), the Consumer Product Safety Commission (the "CPSC"), the United States Department of Agriculture (the "USDA") and the Environmental Protection Agency (the "EPA"). The FDCA has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 (the "NLEA") and the Dietary Supplement Health and Education Act of 1994 (the "DSHEA"). The Company's nutritional products are generally classified and regulated as dietary supplements under the FDCA, as amended, and therefore are not subject to pre-market approval by the FDA. However, these products are subject to extensive labeling regulation by the FDA and can be removed from the market if shown to be unsafe. Moreover, if the FDA determines on the basis of labeling or advertising claims by the Company, that the "intended use" of any of the Company's nutritional products is for the diagnosis, cure, mitigation, treatment or prevention of disease, the FDA can regulate those products as drugs and require pre-market clearance for safety and effectiveness. In addition, if the FDA determines that claims have been made regarding the effect of dietary supplements on the "structure or function" of the body, such claims could result in the regulation of such products as drugs.

         The FTC and certain states regulate advertising, product claims, and other consumer matters, including advertising of the Company's products. In the past several years, the FTC has instituted enforcement actions against several dietary supplement companies for false and misleading advertising of certain products. In addition, the FTC has increased its scrutiny of the use of testimonials. There can be no assurance that the FTC will not question the Company's advertising or other operations. Moreover, there can be no assurance that a state will not interpret product claims presumptively valid under federal law as illegal under that state's regulations. Furthermore, the Company's IAs and customers may file actions on their own behalf, as a class or otherwise, and may file complaints with the FTC or state or local consumer affairs offices. These agencies may take action on their own initiative or on a referral from IAs, customers or others, including actions resulting in entries of consent decrees and the refund of amounts paid by the complaining IA or customer, refunds to an entire class of IAs or customers, or other damages, as well as changes in the Company's method of doing business. A complaint because of a practice of one IA, whether or not that practice was authorized by the Company, could result in an order affecting some or all IAs in a particular state, and an order in one state could influence courts or government agencies in other states. Proceedings resulting from these complaints may result in significant defense costs, settlement payments or judgments and could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business - Regulation Regulation Affecting Nutritional Products."

OFFERING ADDITIONAL PRODUCTS AND SERVICES

         The Company's strategy includes offering additional products and services in the future, which may include, among others, paging, wireless cable, conference calling, cellular phone service and local phone service, additional nutritional products and other non-communications and non-nutritional related consumer products. In November 1997, the Company began marketing a line of private label nutritional products to its customers and its IAs. Entry into new markets entails risks associated with the state of development of the market, intense competition from companies already operating in those markets, potential competition from companies that may have greater financial resources and experience than the Company, increased selling and marketing expenses and regulatory issues. There can be no assurance that: (i) the Company will be successful in developing and marketing new products and services that respond to the needs of a particular market; (ii) the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products or services; or (iii) its new products and services will adequately meet the requirements of the marketplace and achieve market acceptance. Delays in the introduction of new products and services, the inability of the Company to develop and market such new products or services and the failure of such products or services to achieve market acceptance could have a material adverse effect on the Company's business, financial condition or results of operations. See "Business - Competition," "- Strategy" and "- Products and Services."

EFFECT OF UNFAVORABLE PUBLICITY

         The Company believes the dietary supplement products market is affected by national media attention regarding the consumption of such products. There can be no assurance that future scientific research or publicity will not be unfavorable to the dietary supplement market or any particular product, or be inconsistent with earlier favorable research or publicity. Future reports of research that are perceived as less favorable than or that question earlier research could have a material adverse effect on the Company's business, financial condition or results of operations. Because of the Company's dependence upon consumer perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of the Company's nutritional products, or any similar products distributed by other companies, could have a material adverse effect on the Company's business, financial condition or results of operations. Such adverse publicity could arise even if the adverse effects associated with such products result from failure to consume such nutritional products as directed. In addition, the Company may not be able to counter the effects of negative publicity concerning the efficacy of its nutritional products.

ABSENCE OF CLINICAL STUDIES

         Although many of the ingredients in the Company's nutritional products are vitamins, minerals, herbs and other substances for which there is a long history of human consumption, some of the Company's nutritional products contain ingredients as to which there is little history of human consumption. The Company has not tested, and has not engaged any independent third party to test, any of its nutritional products. Accordingly, no assurance can be given that the Company's nutritional products, even when used as directed, will have the effects intended. Although the Company believes that its nutritional products are safe when consumed as directed, the Company has not sponsored clinical studies on the long-term effect of human consumption. See "- Effect of Unfavorable Publicity," and "- Product Liability," and "Business - Regulation."

POSSIBLE CLAIMS RELATING TO OWNERSHIP OF PROPRIETARY RIGHTS

         The Company has applied for a federal registration for the mark "MAXXIS." In addition, the Company relies upon common law rights to protect other marks used by the Company and other rights that the Company considers to be its intellectual property. There can be no assurance that the Company's measures to protect this intellectual property will prevent or deter the use or misappropriation of the Company's intellectual property by other parties. The Company's inability to protect its intellectual property from use or misappropriation from others could have a material adverse effect upon the Company's business, financial condition and results of operations. From time to time, companies may assert other trademark, service mark or intellectual property rights in marks (including the mark "MAXXIS") or other intellectual property used by the Company. The Company could incur substantial costs to defend any legal action taken against the Company. If, in any legal action that might arise, the Company's asserted trademarks, service marks or other rights that the Company considers to be its intellectual property should be found to infringe upon intellectual property rights of other parties, the Company could be enjoined from further infringement and required to pay damages. In the event a third party were to sustain a valid claim against the Company, and in the event any required license were not available on commercially reasonable terms, the Company's business, financial condition and results of operations could be materially adversely affected. Litigation, which could result in substantial cost to and diversion of resources of the Company, may also be necessary to enforce intellectual property rights of the Company or to defend the Company against claimed infringement of the rights of others. See "Business - Proprietary Rights."

TRANSACTIONS WITH RELATED PARTIES

         The Company has in the past entered into agreements and arrangements with certain officers, directors and principal shareholders of the Company. Certain of these transactions may have been made on terms more favorable to such officers, directors and principal shareholders than could have been obtained from an unaffiliated third party. The Company has adopted a policy requiring that all material transactions between the Company and its officers, directors or other affiliates must: (i) be approved by a majority of the disinterested members of the Board of Directors of the Company; and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. See "Certain Transactions."

ARBITRARY DETERMINATION OF OFFERING PRICE

         The purchase price of the Common Stock was arbitrarily determined by the Company and does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. Each prospective investor should make an independent evaluation of the fairness of such price. No assurance is or can be given that any of the shares will be able to be resold for the offering price or for any other amount. See "Capitalization" and "Dilution."

ABSENCE OF TRADING MARKET; TRANSFER RESTRICTIONS

         There is currently no market for the Shares. Although the Company has filed a Registration Statement with the Commission to register the issuance of the Shares in the Offering under the Securities Act, it is unlikely that any trading market will develop for the shares in the future. There are no present plans for the Shares to be traded on any stock exchange or in the over-the-counter market. The Shares will be subject to certain restrictions which will be referenced on legends set forth on the certificates representing the Shares and which the Company expects to limit the ability of holders to dispose of the Shares in the over-the-counter market. As a result, investors who may need or wish to dispose of all or part of their Shares may be unable to do so. In addition, sales of substantial amounts of the Shares after the Offering could adversely affect prevailing market prices, if any. See "- Application of the Penny Stock Rules" and "Shares Eligible for Future Sale."

         Each certificate evidencing the Shares will bear a legend restricting the transfer of the Shares to individuals in any jurisdiction where the offer or sale of the Shares would be unlawful prior to registration or qualification of such offer or sale under the laws of any such jurisdiction. The Company is not obligated to register or qualify, or to maintain the registration or qualification of, the Shares for sale or resale in any jurisdiction. In addition, pursuant to the Subscription Agreement, each purchaser of the Shares offered hereby agrees not to sell or otherwise transfer the Shares or any securities issued on account of such Shares during the Lock-up Period (as defined herein). The Company may impose transfer restrictions during the Lock-up Period by giving notice to the holders of record of the Shares. A purchaser of the Shares offered hereby will not be able to transfer such Shares during the Lock-up Period and may have substantial difficulty transferring such Shares after the expiration of the Lock-up Period. The certificates evidencing the Shares will bear a legend referencing these potential restrictions on transfer. See "The Offering - Transfer Restrictions."

ANTI-TAKEOVER CONSIDERATIONS

         The Board of Directors has authority to issue up to 10,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of the preferred stock without further vote or action by the Company's shareholders. In November 1997, the Company entered into a demand promissory note to fund expenses incurred in connection with the launch of the Company's nutritional product line. On March 23, 1998, the Company converted the $200,000 principal amount of the promissory note into units (the "Units") at a price of $5.50 per Unit with each Unit consisting of one share of convertible preferred stock (the "Preferred Stock") and a warrant (a "Warrant") to purchase one share of Common Stock at a price of $5.50 per share. The Preferred Stock is: (i) non-voting; (ii) entitled to an antidilution adjustment only upon a stock split, recapitalization or similar event; (iii) entitled to a liquidation preference over the Common Stock; and (iv) convertible into Common Stock at the option of the holder at any time commencing 14 months following the date of the issuance of the Preferred Stock and automatically upon the closing of a public offering that occurs at least 14 months following the issuance of the Preferred Stock and that provides gross proceeds to the Company of at least $7,500,000. The Warrants are entitled to an antidilution adjustment only upon a stock split, recapitalization or similar event, are not exercisable until 14 months following their date of issuance and remain exercisable at the option of the holder until the seventh anniversary of their issuance. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of the Preferred Stock and any additional preferred stock that may be issued in the future. In addition, an issuance of preferred stock could have the effect of making it more difficult for a third party to acquire control of the Company. See "Description of Capital Stock - Preferred Stock and Warrants."

         The Articles, Amended and Restated Bylaws (the "Bylaws") and the Georgia Business Corporation Code, as amended (the "Georgia Law"), contain certain additional provisions that could have the effect of making it more difficult for a party to acquire, or of discouraging a party from attempting to acquire, control of the Company without approval of the Company's Board of Directors. See "Description of Capital Stock - Certain Provisions of the Articles, Bylaws and Georgia Law."

SHARES ELIGIBLE FOR FUTURE SALE

         Sales of shares of Common Stock following the Offering could adversely affect the price of the Company's Common Stock. Upon completion of the Offering, assuming 450,000 Shares offered hereby are sold, the Company will have outstanding 2,021,187 shares of Common Stock, 36,359 shares of Preferred Stock and Warrants to purchase 36,359 shares of Common Stock. Of these shares, the 450,000 Shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company, as that term is defined in Rule 144 ("Rule 144") under the Securities Act. However, such shares will be subject to certain restrictions on transfer, including the restrictions set forth in the Subscription Agreement. See "The Offering - Transfer Restrictions." The remaining 1,643,905 shares of Common Stock outstanding upon completion of the Offering and issuable upon the conversion of outstanding Preferred Stock and the exercise of outstanding Warrants are "Restricted Securities," as that term is defined in Rule 144. Upon compliance by the Company with the current public information requirements of Rule 144(c), all of such Restricted Securities will be eligible for sale in the open market under, and subject to the restrictions contained in, Rule 144.

         The Company and certain of its directors, officers and major shareholders have entered into a shareholders agreement (the "Shareholders' Agreement") whereby such shareholders agreed to certain restrictions on the transfer or other disposition of the shares of Common Stock held by each holder. In the event a shareholder intends to transfer his or her Common Stock to a non-permitted transferee, the Company and the remaining shareholders have a right of first refusal to purchase the transferring shareholder's Common Stock at fair market value. In addition, if the Company terminates a shareholder's employment or engagement as a sales representative or consultant for cause (or the employment or engagement of certain persons associated with a shareholder), the Company shall have the right to repurchase, at fair market value, a percentage of the shareholder's Common Stock which begins at 100% and declines 20% per year for each completed year of service with the Company. If either the right of first refusal or the Company's right to purchase is exercised, either provision could have the effect of further concentrating the stock ownership and voting power of the Company. See "Description of Capital Stock - Shareholders' Agreement" and "Shares Eligible for Future Sale."

DILUTION TO NEW INVESTORS

         Investors purchasing shares of Common Stock in the Offering will experience immediate and substantial dilution of $4.24 per share in net tangible book value, or 77.1% of the initial public offering price of $5.50 per share. In addition, assuming the sale of the 450,000 Shares offered hereby, the Board of Directors of the Company has the authority to issue up to approximately 17,980,000 additional shares of Common Stock, and such amount may be increased and new securities may be authorized in the future upon the determination of the Board of Directors with the consent of the shareholders. See "- Management will Maintain Control of the Company."

         The Board of Directors intends (subject to shareholder approval or ratification) to adopt a stock option plan which will permit the Company to grant options to purchase shares of its Common Stock to officers, directors, key employees, advisors and consultants of the Company. Exercise of these options could have a dilutive effect on the shareholders' interest in the Company's earnings and on net tangible book value per share.
See "Dilution."

LACK OF DIVIDENDS

         The Company does not intend to pay any cash dividends with respect to its Common Stock in the foreseeable future. See "Dividend Policy."

APPLICATION OF THE PENNY STOCK RULES

         The Common Stock offered hereby may be considered "penny stock." The Commission has adopted rules that regulate broker/dealer practices in connection with transactions in "penny stocks." The Commission defines a "broker" as any person engaged in the business of effecting transactions in securities for the account of others, but does not include a bank, and a "dealer" as any person engaged in the business of buying and selling securities for his own account, through a broker or otherwise, but does not include a bank, or any person insofar as he buys or sells securities for his own account, either individually or in some fiduciary capacity, but not as part of a regular business. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market's National Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. If the Common Stock is considered penny stock, these disclosure requirements imposed on broker-dealers may discourage them from effecting transactions in the Common Stock, thereby severely limiting the market liquidity of the Common Stock and the ability of purchasers in the Offering to sell the Common Stock in the secondary market. See "- Absence of Trading Marketing; Transfer Restrictions."

                                  THE OFFERING

GENERAL

         The Company intends to offer for sale pursuant to this Prospectus up to 450,000 shares of its Common Stock. The Company intends to offer the Shares to regional and executive directors and strategic partners of the Company. The Company has established a minimum subscription of 20 Shares and maximum subscriptions of 20 Shares and 200 Shares, respectively, for each person who qualifies as a regional or executive director in the Company's marketing system; provided, that the aggregate number of Shares sold in this Offering shall not exceed 450,000. However, the Company reserves the right to not sell shares to any particular regional or executive director or strategic partner, to waive the maximum subscription amount or to allocate additional Shares to regional and executive directors without notifying any purchaser or prospective purchaser. The Company has not established minimum or maximum subscriptions for strategic partners.


         Subscriptions to purchase Shares may be delivered to the Company until 12:00 p.m., E.S.T., on June 30, 1999, unless all of the Shares are earlier sold or the Offering is earlier terminated or extended by the Company. The Company reserves the right to terminate the Offering at any time or to extend the expiration date for additional 90-day periods not to extend beyond December 31, 2000. The date the Offering terminates is referred to herein as the "Expiration Date." No notice of an extension of the offering period need be given prior to any extension, and any such extension will not alter the binding nature of subscriptions already received by the Company. The Company intends to provide quarterly communications to all purchasers which will include information concerning any extensions of the Offering. Extension of the Expiration Date might cause an increase in the Company's organizational and pre-opening expenses and in the expenses incurred in connection with this Offering.


         Prospective purchasers must deliver to the Company or a broker/dealer, as the case may be, a completed and executed Subscription Agreement, the form of which is attached hereto as Appendix A. An executed Subscription Agreement will constitute a prospective purchaser's offer to purchase shares of Common Stock as set forth in this Prospectus. Prospective purchasers must warrant in the Subscription Agreement that they have received a copy of this Prospectus, as amended or supplemented. Once a Subscription Agreement is received by the Company or a broker/dealer, as the case may be, a prospective purchaser may not revoke or withdraw such Subscription Agreement except with the consent of the Company. In addition, the Company reserves the right to reject, in whole or in part and in its sole discretion, any subscription for any reason or no reason whatsoever. Acceptance of any particular Subscription Agreement by the Company shall in no case require the Company to accept any other Subscription Agreement. The Company may, in its sole discretion, allocate Shares among prospective purchasers in the event of an oversubscription for the Shares. In determining which subscriptions to accept, in whole or in part, the Company may take into account any factors it considers relevant, including, without limitation, the order in which subscriptions are received and a prospective purchaser's perceived potential to do business with, or to direct customers or IAs to, the Company.

         Certificates representing Shares duly subscribed and paid for will be issued by the Company promptly after the Company accepts a subscription.

NO ESCROW

         There is no minimum number of Shares which must be sold in this Offering, and no escrow account has been established. All subscription funds will be paid directly to the Company. Acceptance and/or deposit of any subscription funds by the Company shall not constitute acceptance of a subscription. Upon acceptance of a subscription by the Company, subscription proceeds will be available for immediate use by the Company. Once a subscription is accepted by the Company, the Company will not refund the funds for any subscription in the event that less than the maximum number of Shares offered hereby are sold prior to the termination of the Offering. In the event the Company rejects all, or accepts less than all, of any subscription, the Company will refund promptly an amount remitted equal to the purchase price for such Shares multiplied by the number of Shares as to which the subscription is not accepted. See "Risk Factors - No Minimum Offering Amount; Irrevocability of Subscriptions; No Escrow."

TRANSFER RESTRICTIONS

         The Company has filed this Registration Statement of which this Prospectus forms a part with the state securities commissions of nine states in order to apply for registration or qualification of the Offering in such states. Due to the varying nature of state securities regulations and the considerable discretion given to state securities regulators, the Company anticipates that it will be unable to register or qualify the Offering in certain of these states. See "Risk Factors - Regulation of Network Marketing; Effect of State Securities Laws." Each certificate evidencing the Shares will bear a legend restricting the transfer of the Shares to individuals in any jurisdiction where the offer or sale of the Shares would be unlawful prior to registration or qualification of such offer or sale under the laws of any such jurisdiction.


         Pursuant to the Subscription Agreement, each purchaser of the Shares offered hereby: (i) agrees during the Lock-up Period (as defined below) not to
(x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Shares (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Shares, or such other securities, in cash or otherwise); (ii) authorizes the Company to cause the transfer agent during the Lock-up Period to decline to transfer any Shares and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Shares; (iii) agrees that any attempted or purported transfer not made in accordance with the terms of the Subscription Agreement shall be void and of no force and effect, and the Company shall have no obligation whatsoever to recognize any such attempted or purported transfer; and (iv) agrees that a legend in substantially the following form will be placed on certificates representing the Shares:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") ARE SUBJECT TO CONDITIONS THAT MAY LIMIT THEIR TRANSFERABILITY. SUCH CONDITIONS ARE SET FORTH IN A SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") BY AND BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. ANY TRANSFEREE OF THESE SHARES TAKES SUCH SHARES SUBJECT TO THE CONDITIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THESE SHARES THAT IS NOT MADE IN ACCORDANCE WITH THE TERMS OF THE SUBSCRIPTION AGREEMENT SHALL BE VOID AND OF NO FORCE OR EFFECT, AND THE ISSUER SHALL HAVE NO OBLIGATION WHATSOEVER TO RECOGNIZE ANY SUCH ATTEMPTED OR PURPORTED TRANSFER.


         IN SUMMARY, THESE CONDITIONS PROVIDE THAT THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN ANY JURISDICTION WHERE THE OFFER OR SALE OF SUCH SHARES WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION OF SUCH OFFER AND SALE UNDER THE LAWS OF SUCH JURISDICTION UNLESS: (I) SUCH REGISTRATION OR QUALIFICATION IS THEN EFFECTIVE IN SUCH JURISDICTION AND SETS FORTH SUCH INFORMATION AS IS IN THE COMPANY'S SOLE JUDGMENT THEN REQUIRED TO BE DISCLOSED PURSUANT TO THE LAWS AND REGULATIONS OF SUCH JURISDICTION; OR (II) REGISTRATION AND QUALIFICATION ARE NOT REQUIRED IN SUCH JURISDICTION AND, IN SUCH CASE, THE PROSPECTIVE TRANSFEROR, AS A CONDITION TO EFFECTING THE TRANSFER OF THE SHARES, PROVIDES TO THE COMPANY AT SUCH TRANSFEROR'S EXPENSE A LEGAL OPINION, WHICH MUST BE SATISFACTORY TO THE COMPANY AND THE COMPANY'S LEGAL COUNSEL IN THEIR SOLE DISCRETION, STATING THAT THE OFFER AND SALE OF SUCH SHARES IN SUCH JURISDICTION MAY BE ACCOMPLISHED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH JURISDICTION.

         IN ADDITION, THE ISSUER MAY ELECT TO IMPOSE A PROHIBITION ON THE SALE OR TRANSFER OF THESE SHARES IN THE EVENT THE ISSUER DETERMINES TO FILE A REGISTRATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION THAT SEEKS TO REGISTER SECURITIES OF THE ISSUER IN AN INITIAL PUBLIC OFFERING THAT IS FIRMLY UNDERWRITTEN. SUCH RESTRICTION MAY REMAIN IN EFFECT FOR A PERIOD ENDING 180 DAYS FOLLOWING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT. THE ISSUER MAY IMPOSE THESE CONDITIONS BY GIVING WRITTEN NOTICE TO THE HOLDER OF RECORD OF THESE SHARES. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SUBSCRIPTION AGREEMENT, A COPY OF WHICH WILL BE PROVIDED FREE OF CHARGE BY THE ISSUER TO ANY HOLDER, PROSPECTIVE PURCHASER OR TRANSFEREE OF THESE SHARES UPON THEIR REQUEST."

         The transfer restrictions may be imposed and terminated by the Company by giving notice of the imposition or termination of such restriction (the "Lock-up Notice") to holders of record of the Shares by first class mail, postage prepaid (or, at the Company's option, certified mail, return receipt requested), at the address of the holders of record of the Shares on a date chosen by the Company that is at least one but no more than 15 days prior to such mailing. The restrictions and the termination of such restrictions shall be effective upon receipt of such notice, which date of receipt shall be deemed to be three days following such mailing. The Lock-up Notice may be given by the Company such that it is received during the period beginning 15 days prior to the filing by the Company of a registration statement with the U.S. Securities and Exchange Commission (the "SEC") whereby the Company first seeks to register its securities for sale to the public in a firmly underwritten public offering (the "IPO Registration Statement"), and ending upon the date that the IPO Registration Statement is declared effective by the SEC (the "Effective Date").

         The transfer restrictions shall be effective on the date of receipt of the Lock-up Notice and shall remain in force and effect until 180 days following the Effective Date (such period being referred to as the "Lock-up Period") at which time such Lock-up Period shall automatically terminate; provided, however, that the Company in its sole discretion may elect to terminate the Lock-up Period from time to time prior to the expiration of such 180-day period with respect to an identical specified percentage of each holder's Shares by giving notice of such earlier termination. The Lock-up Period shall terminate if the Company files an IPO Registration Statement but such registration statement is subsequently withdrawn or is not declared effective within 120 days of filing with the SEC, or if the Company transmits a Lock-up Notice prior to the filing of an IPO Registration Statement but the IPO Registration Statement is not filed within 15 days of receipt of such notice; provided, however, that in any such event the restrictions set forth in Section 3(a)(ii) shall survive and shall be applicable to each subsequent filing of an IPO Registration Statement by the Company until an IPO Registration Statement is first declared effective by the SEC. See "Risk Factors - Absence of Trading Market; Transfer Restrictions."

PLAN OF DISTRIBUTION

         In certain states, offers and sales of the Common Stock will be made on behalf of the Company by certain of its officers and directors. The officers and directors will receive no commissions or other remuneration in connection with such activities, but they will be reimbursed for reasonable expenses incurred in connection with the Offering.

         In the states of Maryland, North Carolina and Virginia and, in the event this Offering is registered or qualified in other states where the Company's directors and officers are not permitted to effect offers and sales, in such other states, the Company intends to offer shares of Common Stock through broker/dealers who are licensed to effect sales in such states. The Company currently has no agreement with a registered broker-dealer in any such state, and no assurance can be given that the Company will be able to engage a broker-dealer in any such state on terms acceptable to the Company or at all. The Company will amend the Registration Statement to set forth the terms of any agreement with any broker-dealer.

HOW TO SUBSCRIBE

         A Subscription Agreement, a form of which is attached hereto as Appendix A, must be completed, executed and delivered to the Company on or prior to the Expiration Date. Prospective purchasers should retain a copy of the completed Subscription Agreement for their records. The subscription price is due and payable when the Subscription Agreement is delivered. Payment must be made in United States dollars by cash or by check, bank draft or money order drawn to the order of Maxxis Group, Inc., in the amount of $5.50 multiplied by the number of Shares subscribed for.

                                 USE OF PROCEEDS


         The net proceeds to the Company from the sale of 450,000 Shares offered hereby (after deducting estimated offering expenses, but not including any broker/dealer fees and expenses) are estimated to be approximately $2,075,000 if all the Shares offered hereby are sold. Assuming the sale of all 450,000 Shares offered hereby, the following table sets forth the intended uses of proceeds from the Offering:


                                                                                APPROXIMATE
                                                             APPROXIMATE        PERCENTAGE
               APPLICATION OF PROCEEDS                      DOLLAR AMOUNT     OF NET PROCEEDS
               -----------------------                      -------------     ---------------
Repayment of promissory note(1) .......................      $   53,000             2.6%
Development of additional product lines(2) ............         900,000            43.4
Development and/or acquisition of information,
   accounting and/or inventory control systems ........         500,000            24.1
Working capital and general corporate purposes(3) .....         622,000            29.9
                                                             ----------           -----
      Total ...........................................      $2,075,000           100.0%
                                                             ==========           =====

(1) On February 28, 1998, the Company entered into a demand promissory note (the "Cordy Note") with Thomas O. Cordy, the Chief Executive Officer of the Company, to memorialize a loan from Mr. Cordy to the Company to fund certain operational expenses. The Cordy Note bears interest at 6% per annum and is payable on demand at any time.

(2) The Company intends to develop additional product lines to be marketed through the Company's IAs, including an internet access product.

(3) Such purposes may include general and administrative expenses, capital expenditures, payment of accounts payable and accrued expenses, marketing expenses, payment of organizational and offering expenses and satisfaction of certain corporate obligations.


         A portion of the net proceeds may be used for acquisitions of complementary services or businesses. The Company currently has no agreements or understandings to engage in any acquisitions. Shareholders may not be able to vote on any potential acquisitions (unless required by applicable law) nor have the opportunity to review any potential acquisition candidate. The Company anticipates that it will require approximately $1.9 million in capital to fund its ongoing operations through December 31, 1998. The Company anticipates that the proceeds of this Offering, together with borrowings and cash generated from operations, will be sufficient to meet the Company's capital requirements through December 31, 1998. The foregoing allocation of proceeds represents the Company's current estimate of its allocation of the net proceeds of the Offering based upon the current status of its business operations, its current plans, and current economic and industry conditions. Future events, as well as changes in economic or competitive conditions of the Company's business and the results of the Company's marketing activities, may make different uses of funds necessary or desirable. In addition, there can be no assurance that the Company will receive enough proceeds from the Offering to fund any of the uses of proceeds, including raising enough proceeds to fund its operations or to cover the estimated offering expenses. If the Company does not receive sufficient funds from its operations, its borrowings and from the Offering to fund its operations, the Company may need to raise additional capital. See "Risk Factors
- Broad Discretion in Application of Proceeds; Unspecified Acquisitions; Possible Need for Additional Capital." Pending application of the net proceeds as described above, the Company will invest such proceeds in short-term, interest-bearing instruments and investment grade securities.

                                 DIVIDEND POLICY

         The Company anticipates that for the foreseeable future its earnings, if any, will be retained for the operation and expansion of its business and that it will not pay cash dividends. The Company's Board of Directors will determine the Company's dividend policy in the future based upon, among other things, the Company's results of operations, financial condition, business opportunities, capital requirements, contractual restrictions and other factors deemed relevant at the time.


                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of March 31, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

                                                             MARCH 31, 1998
                                                             --------------
Preferred Stock, no par value; 10,000,000 shares
  authorized; 36,359 shares issued and outstanding ......      $ 200,000
Common Stock, no par value; 20,000,000 shares authorized;
  1,571,187 shares issued and outstanding ...............        574,000
Subscription receivable .................................       (120,000)
Accumulated deficit .....................................       (189,000)
                                                               ---------
     Total shareholders' equity .........................      $ 465,000
                                                               =========

                                    DILUTION

         The net tangible book value of the Company as of March 31, 1998, was $465,000, or $0.30 per share of Common Stock outstanding. Net tangible book value per share represents the amount of the Company's total assets (excluding organizational costs) less total liabilities, divided by the total number of outstanding shares of Common Stock. After giving effect to the sale of 450,000 Shares offered hereby and the receipt and application of the estimated proceeds therefrom (at a public offering price of $5.50 per share and after deducting estimated expenses of the Offering), the pro forma net tangible book value of the Company at March 31, 1998 would have been $2,540,000, or $1.26 per share of Common Stock. This represents an immediate increase in the net tangible book value of $.96 per share to existing shareholders and an immediate dilution to new investors purchasing shares of Common Stock in the Offering of $4.24 per share. The following table illustrates the per share dilution to new investors at March 31, 1998, assuming the Offering was made at that time:

Initial offering price per share of Common Stock......................                $5.50
  Net tangible book value per share of
    Common Stock before the Offering..................................       0.30
  Increase per share attributable to new investors....................       0.96
                                                                             ----
Pro forma net tangible book value per share of Common
  Stock after the Offering............................................                 1.26
                                                                                      -----
Dilution per share to new investors...................................                $4.24
                                                                                      =====

         The following table sets forth as of March 31, 1998, after giving effect to the Offering, the difference between existing shareholders and the new investors purchasing shares of Common Stock in the Offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid therefor and the average price per share paid to the Company on an as adjusted basis:

                              Shares Purchased         Total Consideration        Average
                           ---------------------      ----------------------       Price
                             Number      Percent        Amount       Percent     Per Share
                           ---------     -------      ----------     -------     ---------
Existing shareholders      1,571,187       77.7%      $  574,000       18.8%      $0.37
New investors .......        450,000       22.3        2,475,000       81.2        5.50
                           ---------      -----       ----------      -----
   Total ............      2,021,187      100.0%      $3,049,000      100.0%
                           =========      =====       ==========      =====

         In addition, the Board of Directors intends (subject to shareholder approval or ratification) to adopt a stock option plan which will permit the Company to grant options to purchase shares of Common Stock to officers, directors, key employees, advisors and consultants of the Company. Exercise of these options could have a dilutive effect on the shareholders' interest in the Company's earnings and on net tangible book value per share. See "Risk Factors - Dilution to New Investors."

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth selected consolidated financial data for the periods presented. The Company was incorporated on January 24, 1997 and began operations in March 1997. The statement of operations data for the Inception Period and the balance sheet data as of June 30, 1997 are derived from the audited consolidated financial statements of the Company. The consolidated financial statements for the Inception Period were audited by Arthur Andersen LLP, independent public accountants. The statement of operations data for the nine months ended March 31, 1998 and the balance sheet data as of March 31, 1998 have been derived from the unaudited condensed consolidated financial statements of the Company which include all adjustments, consisting of only normal recurring adjustments, which the Company considers necessary for a fair presentation of the results of operations for the period. All numbers have been rounded. Results for interim periods are not necessarily indicative of the results to be expected for a full fiscal year. The selected consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes thereto appearing elsewhere in this Prospectus.

                                                  JANUARY 24, 1997   NINE MONTHS
                                                    (INCEPTION)         ENDED
                                                  TO JUNE 30, 1997  MARCH 31, 1998
                                                  ----------------  --------------
                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Telecommunications services ...............      $2,322,000       $3,939,000
    Nutritional products ......................              --          341,000
    Marketing services ........................         369,000          895,000
                                                     ----------       ----------
       Total revenues .........................       2,691,000        5,175,000
                                                     ----------       ----------

  Cost of services:
    Telecommunications services ...............         761,000        1,081,000
    Nutritional products ......................              --          223,000
    Marketing services ........................         255,000          339,000
                                                     ----------       ----------
       Total cost of services .................       1,016,000        1,643,000
                                                     ----------       ----------
  Gross margin ................................       1,675,000        3,532,000
                                                     ----------       ----------

  Operating expenses:
    Selling and marketing .....................       1,089,000        1,994,000
    General and administrative ................         660,000        1,653,000
                                                     ----------       ----------
       Total operating expenses ...............       1,749,000        3,647,000
                                                     ----------       ----------
  Loss before income tax benefit ..............         (74,000)        (115,000)
  Income tax benefit ..........................              --               --
                                                     ----------       ----------
  Net loss ....................................      $  (74,000)      $ (115,000)
                                                     ==========       ==========

PER SHARE DATA:
  Net loss per share ..........................      $    (0.05)      $    (0.07)
                                                     ==========       ==========

  Weighted average number of shares outstanding       1,571,187        1,571,187



                                                                   AS OF
                                                              MARCH 31, 1998
                                                              --------------
                                                                (UNAUDITED)
BALANCE SHEET DATA:
  Working capital..........................................     $  182,000
  Property and equipment, net..............................        146,000
  Total assets.............................................      1,068,000
  Long-term obligations....................................             --
  Shareholders' equity.....................................        465,000

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the "Selected Consolidated Financial Data" and the consolidated financial statements and notes thereto included elsewhere in this Prospectus. This Prospectus contains certain forward-looking statements relating to, without limitation, future economic performance, plans and objectives of management for future operations and projections of revenues and other financial items that are based on the beliefs of the Company's management, as well as assumptions made by, and information currently available to, the Company's management. The cautionary statements set forth in the "Risk Factors" section and elsewhere in this Prospectus identify important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements. See "Risk Factors" for a discussion of factors that could cause or contribute to such material differences.

GENERAL

         Maxxis was incorporated on January 24, 1997 and began accepting IAs and marketing telecommunications services in March 1997. The Company conducts all of its business and operations through its wholly-owned subsidiaries Maxxis 2000, Maxxis Telecom and Maxxis Nutritional.

         Maxxis 2000 is a network marketing company that currently markets 1-Plus long distance services, travel cards, prepaid phone cards, 800 service and international telecommunications services. Maxxis Telecom obtains telecommunications services through its contract with CRC. Maxxis Telecom also purchases telecommunications time for its prepaid 5 hour, 1 hour, 30 minute and 10 minute phone cards from CRC. The Company believes that its multi-level network marketing system allows it to obtain customers for its products in a cost effective manner and to enhance customer retention because of the relationships between the Company's IAs and customers. The telecommunications customer base developed by the Company's IAs provides a potential customer base for the Company's nutritional products and for future products. Maxxis Nutritional purchases private label nutritional products which the Company distributes through its network of IAs.

         The Company derives revenues from telecommunications services, nutritional products and marketing services. Telecommunications services revenues are comprised of sales of prepaid phone cards to the Company's IAs and commissions from the Company's agreement with CRC whereby the Company receives a percentage of the long distance billings received by CRC from the customers originated by the Company's IAs, net of allowances for bad debts and billing adjustments. The Company's aggregate revenues from 1-Plus services were $25,000, or only 0.93% of the Company's total revenues, for the Inception Period, and $696,000, or 13.4% of the Company's total revenues, for the nine months ended March 31, 1998. Because of the administrative procedures that must be complied with in order to establish 1-Plus customers, there is generally a delay of between three to four months from the time a prospective customer indicates a desire to become a 1-Plus customer and the time that the Company begins to receive commissions from such customer's usage. In the future, the Company believes that commissions generated on the sales of 1-Plus long distance services will constitute a significant percentage of its total revenues.

         Nutritional products revenues include sales of private-label nutritional products to the Company's IAs. Marketing services revenues include application fees from IAs and purchases of sales aids by IAs, including distributor kits which consist of forms, promotional brochures, marketing materials and presentation materials. Marketing services revenues also include training fees paid by MDs. To become an associate, individuals (other than individuals in North Dakota) must complete an application and purchase a distributor kit for $30. IAs also pay an annual fee in order to maintain their status as an IA, which fee the Company intends to amortize over the renewal period. To become a MD, a senior associate, director or regional director must attend a Company approved training school. The fee to attend the training school is currently $99, and MDs must attend continuing education training schools each year which also are subject to a fee. The training fees are recognized at the time the training is received. The Company does not receive any fees from IAs for the training provided by MDs.

         Cost of services consists of telecommunications services costs, nutritional products costs and marketing services costs. Telecommunications services cost includes the cost of purchasing activated prepaid phone cards. Nutritional products cost consists of the cost of purchasing private label nutritional products. Marketing services cost includes the costs of purchasing IA distributor kits, sales aids and promotional materials and training costs. Operating expenses consist of selling and marketing expenses, which include commissions paid to IAs based on usage of long distance services by subscribers and sales of IA distributor kits and products to new IAs sponsored into the Company and sales of additional products to customers, and general and administrative expenses, which include costs for IA support services, information systems services and administrative personnel to support the Company's operations and growth.

         The Company has a limited operating history, and its operations are subject to the risks inherent in the establishment of any new business. The Company expects that it will incur substantial initial expenses, and there can be no assurance that the Company will achieve or maintain profitability. If the Company continues to grow rapidly, the Company will be required to continually expand and modify its operational and financial systems, add additional IAs and new customers, and train and manage both current and new employees and IAs. Such rapid growth would place a significant strain on the Company's operational resources and systems, and the failure to effectively manage this projected growth could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors - New Enterprise" and "- Ability to Manage Growth."

RESULTS OF OPERATIONS

         The following table sets forth historical revenues and cost of revenues by category and the percentage of total revenues attributable to each category for the periods shown.


                                        JANUARY 24, 1997     NINE MONTHS
                                           (INCEPTION)          ENDED
                                        TO JUNE 30, 1997    MARCH 31, 1998
                                        ----------------    --------------
Revenues:
  Telecommunications services                  86.3%             76.1%
  Nutritional products ...........               --               6.6
  Marketing services .............             13.7              17.3
                                              -----             -----
     Total revenues ..............            100.0%            100.0%
                                              =====             =====

Cost of services:
  Telecommunications services ....             28.3%             20.9%
  Nutritional products ...........               --               4.3
  Marketing services .............              9.5               6.5
                                              -----             -----
     Total cost of services ......             37.8              31.7

Operating expenses:
  Selling and marketing ..........             40.5              38.5
  General and administrative .....             24.5              32.0
                                              -----             -----
     Total operating expenses ....             65.0%             70.5%
                                              =====             =====

         The Company was incorporated in January 1997 and commenced operations in March 1997. No comparisons are presented for the nine months ended March 31, 1998 because the Company commenced operations in March 1997 and the comparisons would not be meaningful. Similarly, no comparisons are presented for the Inception Period because the Company was not in existence for the corresponding prior period in 1996. Results of operations for the nine months ended March 31, 1998 and the Inception Period are not necessarily indicative of the results to be expected for a full fiscal year.

NINE MONTHS ENDED MARCH 31, 1998

    Revenues

         Total revenues consist of telecommunications services, nutritional products and marketing services revenues. Total revenues were $5,175,000 for the nine months ended March 31, 1998. For the nine months ended March 31, 1998, telecommunications services revenues were $3,939,000, or 76.1% of total revenues. Telecommunications services revenues consist of sales of prepaid phone cards by IAs and commissions generated from long distance usage of customers originated by IAs. For the nine months ended March 31, 1998, nutritional products revenues were $341,000, or 6.6% of total revenues. Nutritional products revenues consist of sales of private label nutritional products. For the nine months ended March 31, 1998, marketing services revenues were $895,000, or 17.3% of total revenues. Marketing services revenues consist of application fees paid by IAs, purchases of sales aids by IAs and training fees paid to become a MD.

    Cost of Services

         Cost of services includes telecommunications services costs, nutritional products costs and marketing services costs. Total cost of services for the nine months ended March 31, 1998 was $1,643,000, or 31.7% of total revenues. For the nine months ended March 31, 1998, telecommunications services cost was $1,081,000, or 20.9% of total revenues. Telecommunications services cost includes the cost of purchasing activated prepaid phone cards from CRC. The Company then sells activated phone cards to its IAs. Telecommunications services cost also includes, as a minor component, the costs of materials that are used to package the phone cards. For the nine months ended March 31, 1998, nutritional products cost was $223,000, or 4.3% of total revenues. Nutritional products cost consists of the cost of purchasing private label nutritional products. Marketing services cost was $339,000, or 6.5% of total revenues, for the nine months ended March 31, 1998. Marketing services cost primarily consists of the costs of purchasing IA distributor kits, sales aids and promotional materials and training costs.

    Operating Expenses

         For the nine months ended March 31, 1998, selling and marketing expenses were $1,994,000, or 38.5% of total revenues. Selling and marketing expenses consist of commissions paid to IAs based on (i) usage of long distance services, (ii) sales of IA distributor kits and products for any new IAs they sponsor into the Company and (iii) sales of additional products to customers.

         General and administrative expenses were $1,653,000, or 31.9% of total revenues, for the nine months ended March 31, 1998. General and administrative expenses consist of salary expense for the Company's customer service personnel, office staff and executive personnel and the cost of IA support services and information systems services.

INCEPTION PERIOD (JANUARY 24, 1997 TO JUNE 30, 1997)

    Revenues

         For the Inception Period, telecommunications services revenues were $2,322,000, or 86.3% of total revenues, and marketing services revenues were $369,000, or 13.7% of total revenues. Telecommunications services revenues consist of sales of prepaid phone cards to the Company's IAs and commissions generated from 1-Plus services commissions generated from long distance usage of customers generated by the Company's IAs. This amount was minimal for the Inception Period because no customers were utilizing long distance services until May 1997. In the future, the Company believes that commissions generated on sales of 1-Plus long distance services will constitute a more significant percentage of telecommunications services revenues. Marketing services revenues include application fees from IAs, purchases of sales aids by IAs and training fees paid to become a MD.

    Cost of Services

         Telecommunications services cost was $761,000, or 28.3% of total revenues, for the Inception Period. Telecommunications services cost includes the cost of purchasing activated prepaid phone cards. Marketing services cost, which includes the cost of the IA distributor kits and promotional materials, was $255,000, or 9.5% of total revenues, for the Inception Period.

    Operating Expenses

         Selling and marketing expenses principally consist of commissions paid to IAs based on (i) usage of long distance services, (ii) sales of IA distributor kits and products for any new IAs they sponsor into the Company and
(iii) sales of additional products to customers. Selling and marketing expenses were $1,089,000, or 40.5% of total revenues, for the Inception Period.

         General and administrative expenses were $660,000, or 24.5% of total revenues, for the Inception Period. General and administrative expenses consist primarily of salary expense for the Company's customer service personnel, office staff and executive personnel. Such expenses also include costs for IA support services and information systems services.

LIQUIDITY AND CAPITAL RESOURCES

         Since inception, the Company has primarily financed all of its operations through the sale of its securities in private placements. During the nine months ended March 31, 1998, cash flows from financing activities totaled approximately $340,000 related to the sales of equity securities and short-term borrowings. In November 1997, the Company entered into a demand promissory note to fund expenses incurred in connection with the launch of the Company's nutritional product line. As of March 23, 1998, the Company had borrowed $200,000 under such promissory note. On March 23, 1998, the Company converted the outstanding principal amount under the promissory note into Units at a price of $5.50 per Unit with each Unit consisting of one share of Preferred Stock and one Warrant. In February 1998, the Company entered into the Cordy Note to memorialize a loan in December 1997 of $53,000 from the Chief Executive Officer of the Company to fund certain operational expenses. The Cordy Note bears interest at a fixed rate of 6% per year. The Company intends to repay the Cordy Note out of the proceeds of the Offering.

         As of March 31, 1998, the Company had cash and cash equivalents of $229,000 and working capital of $182,000. Cash used in operating activities for the nine months ended March 31, 1998 was $8,000.

         The Company's investing activities principally consisted of the purchase of office and computer equipment for $100,000 and software development costs of $38,000 for the nine months ended March 31, 1998.

         The Company anticipates that it will require approximately $1.9 million in capital to fund its ongoing operations through December 31, 1998. The Company anticipates that the proceeds of this Offering, together with borrowings and cash generated from operations, will be sufficient to meet the Company's capital requirements through December 31, 1998. However, if the Company does not receive sufficient funds from its operations, its borrowings and from the Offering to fund its operations, the Company may need to raise additional capital. In addition, any increases in the Company's growth rate, shortfalls in anticipated revenues, increases in expenses or significant acquisitions could have a material adverse effect on the Company's liquidity and capital resources and could require the Company to raise additional capital. The Company may also need to raise additional funds in order to take advantage of unanticipated opportunities, such as acquisitions of complementary businesses or the development of new products, or otherwise respond to unanticipated competitive pressures. Sources of additional capital may include venture capital financing, cash flow from operations, additional lines of credit and private equity and debt financings. The Company's cash and financing needs for 1998 and beyond will be dependent on the Company's level of IA and customer growth and the related capital expenditures, advertising costs and working capital needs necessary to support such growth. The Company believes that major capital expenditures may be necessary over the next few years to develop additional product lines to sell through its IAs and to develop and/or acquire information, accounting and/or inventory control systems to monitor and analyze the Company's growing multi-level network marketing system. The Company has not identified financing sources to fund such cash needs in 1998 and beyond. There can be no assurance that the Company will be able to raise any such capital on terms acceptable to the Company or at all. See "Risk Factors - Broad Discretion in Application of Proceeds; Unspecified Acquisitions; Possible Need for Additional Capital," "- New Enterprise" and "- Ability to Manage Growth."

                                    BUSINESS

         Maxxis markets telecommunications services in the United States through its multi-level network marketing system of "independent associates," or "IAs." The Company operates through its subsidiaries: Maxxis 2000, which conducts network marketing operations; Maxxis Telecom, which provides long distance services; and Maxxis Nutritional, which provides private label nutritional products. The Company currently markets both 1-Plus long distance service, value-added telecommunications services, such as prepaid phone cards, and nutritional products. The Company was incorporated in January 1997 and began accepting IAs and marketing telecommunications services in March 1997. For the Inception Period and the nine months ended March 31, 1998, the Company generated aggregate gross revenues of approximately $2,691,000 and $5,175,000, respectively.

         The Company initially intends to build a customer base without having to commit capital or management resources to construct its own telecommunications network and transmission facilities. In February 1997, Maxxis Telecom contracted with CRC to obtain switching and network services and to allow CRC's telecommunications services to be sold by the Company's IAs. In the future, the Company may contract with other providers of long distance services and intends to analyze the feasibility of developing its own long distance network. In November 1997, the Company began marketing several private label dietary supplements to its customers and IAs. The Company's nutritional products are manufactured by various suppliers.

         The Company conducts its marketing activities exclusively through its network of IAs. The Company believes that IAs are generally attracted to the Company's multi-level network marketing system because of the potential for supplemental income and because the IAs are not required to purchase any inventory, have no monthly sales quotas or account collection issues, have minimal required paperwork and have a flexible work schedule. The Company encourages IAs to enroll subscribers with whom the IAs have an ongoing relationship, such as family members, friends, business associates and neighbors. The Company also sponsors opportunity meetings at which current IAs are encouraged to bring in potential candidates for an introduction to the Company's marketing system. The Company's multi-level network marketing system and the Company's reliance upon IAs are intended to reduce net marketing costs, subscriber acquisition costs and subscriber attrition. The Company believes that its multi-level network marketing system will continue to build a base of potential customers for additional services and products.

         The Company offers its IAs a number of support services. The Company currently provides to each IA without charge one printed report describing such IA's organization and provides additional reports for a fee. In addition, the Company offers training, information and motivational support to the IA network through: (i) its training organization; (ii) monthly newsletters; and (iii) regional rallies.

STRATEGY

         The Company's goal is to develop a national distribution system through which large volumes of telecommunications services, nutritional products and other products and services may be sold. The Company intends to increase its revenues by: (i) expanding its marketing network; (ii) increasing the number of customers who purchase products and services offered by the Company; and (iii) providing additional products and services for sale through its IAs. The Company intends to achieve its goal by:

         - Growing and Developing its Network of IAs by enhancing the sponsoring and training services offered to IAs, continuing to support the marketing efforts of IAs and introducing new income opportunities for IAs.

         - Maintaining and Expanding the Number of Customers by offering high quality, competitively-priced products and services through a highly motivated network of IAs.

         - Offering Additional Telecommunications Products by entering into agreements for the marketing of additional products that meet the needs of subscribers, which may include, among others, paging, conference calling, wireless cable, cellular and local phone service.

         - Improving and Expanding its Product Lines by continuing to evaluate and offer products that are attractive to its IAs and customers. In addition to telecommunications products, the Company recently began marketing a line of private label nutritional products to its customers and IAs.

         - Obtaining Competitive Prices on products and services through the purchasing power of the Company's nationwide network.

MARKETING

         The Company markets products and services exclusively through its network of IAs. Currently, the Company has five IA positions in its marketing system: associate; senior associate; director; regional director; and executive director. IAs are paid only by commissions and do not receive any salary from the Company. All IA commissions are paid directly by the Company and are a specified percentage or a designated amount of the gross proceeds received by the Company on the sale of services and products. The Company designates a portion of its gross commissions as "commission value," or "CV," and allocates the CV among eligible participants in its marketing system. Currently, 20% of the CV earned with respect to a long distance subscriber is paid weekly to the IA who sponsored such subscriber, 75% of the CV is paid monthly to eligible directors who have the IA who sponsored the subscriber in their downline and the remaining 5% is retained by the Company to be paid out to directors, regional directors and executive directors in the Company's incentive bonus programs. All directors, executive directors and regional directors who (i) have personally gathered four active subscribers; (ii) have sponsored at least two new senior associates who have gathered four active subscribers during the quarter; and
(iii) are certified as MDs are eligible to receive an additional Leadership Bonus. The Leadership Bonus is payable quarterly and equals, in the aggregate, 1% of the total sales of Maxxis 2000 during the quarter. The Leadership Bonus is divided equally among all directors, regional directors and executive directors who qualify for a Leadership Bonus.

         To become an associate, individuals (other than individuals in North Dakota) must complete an application and purchase a distributor kit for $30. IAs also pay an annual fee in order to maintain their status as IAs. The distributor kit is a package of basic materials which assists an associate in beginning his or her business. Associates may gather long distance customers and receive 20% of the CV generated by such customers. Associates are also entitled to purchase products from the Company at discounted prices for retail sales. An associate becomes a senior associate when the associate sells $100 of bonus-eligible products. Senior associates continue to receive a percentage of CV with regard to all subscribers personally gathered by them and are also entitled to purchase products from the Company at discounted prices for retail sales.

         To become a director, a senior associate must sponsor two additional senior associate positions. A director increases the size of the director's sales organization by sponsoring additional persons to become senior associates. These senior associates, and all senior associates that they, in turn, sponsor, become part of the sales organization of the director who sponsored them. Senior associates, through the growth of their sales organizations, may become directors, regional directors or executive directors and thereby increase the size of the sales organization of the person who was their original sponsor. The organization that grows below each director through this process is called a "downline." Directors are eligible to receive the same commissions as senior associates and, if they directly gather and maintain a minimum of four active 1-Plus long distance customers, are eligible to receive a percentage of the CV produced by each IA that is within 15 levels below them in their downline. In order to encourage the growth of the Company's marketing system, the Company also pays eligible directors a bonus amount, which is designated as "bonus value," or "BV," for each sale of bonus-eligible products. The Company primarily designates retail priced phone cards and nutritional paks as bonus-eligible products. Directors become regional directors and executive directors upon the achievement of certain IA sales goals. Regional directors and executive directors are eligible to receive the same commissions as directors and, if they qualify, share in the Leadership Bonus. Regional directors and executive directors are eligible to serve on the Maxxis 2000 Advisory Board, which advises management on issues regarding field leadership.

         The maximum aggregate long distance usage commissions the Company may be required to pay with respect to a single subscriber's long distance usage are approximately 40% of the gross commissions payable to the Company with respect to such usage, but the Company anticipates that the actual amounts paid will be less than 40% as the usage increases. The difference between actual commission payments and the maximum payment is expected to occur because certain IAs fail to maintain active status necessary to receive commissions from sales made by persons in their downline.

RELATIONSHIP WITH IAS

         The Company seeks to contractually limit the statements that IAs make about the Company's business. Each IA also must agree to policies and procedures to be followed in order to maintain the IA's status in the organization. IAs are expressly forbidden from making any representation as to the possible earnings of any IA from the Company. IAs are also prohibited from creating any marketing literature that has not been pre-approved by the Company. While the Company has these policies and procedures in place governing the conduct of the IAs, it is difficult to enforce such policies and procedures. Because the IAs are classified as independent contractors, the Company is unable to provide them the same level of direction and oversight as Company employees. Violations of the Company's policies and procedures may reflect negatively on the Company and could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors - Dependence on IAs" and "- Relationship with IAs."

TRAINING AND MARKETING SUPPORT

         The Company provides all IAs with the opportunity to receive training through the Company's training program. The training is conducted by the Company's MDs and includes a detailed explanation of the Company's products, the IA compensation plan and the use of the various marketing tools available to the IA. The Company intends to publish a newsletter for the IAs containing informative and motivational articles and recognizing IA achievements. The Company's first annual convention was held in August 1997, and the Company intends to continue to hold annual conventions for IAs. This event provides recognition to the top performers, direct access to senior management and a chance for IAs to share experiences and develop support systems. The Company intends to organize additional conventions throughout the country that current IAs and potential new IAs can attend to learn more about the Company.

         The Company encourages senior associates, directors and regional directors to become MDs. MDs provide personal training to IAs. To become a MD, a senior associate, director or regional director must attend a Company approved training school. The fee to attend the training school is currently $99, and MDs must attend continuing education training schools each year which also are subject to a fee. National training directors that are selected by the Company are paid a fee by the Company for training MDs. The Company does not receive any fees from IAs for the training provided by MDs.

         The Company operates a call center to answer IA questions and provide IA support. This system includes a current database of all IAs, their personal organizations and their subscribers. In addition, the Company has licensed a commission processing software system to process the high volume of data necessary to calculate commissions. This system prepares weekly commission payments.

PRODUCTS AND SERVICES

         Following is a summary of the various services and products the Company currently provides to IAs and customers.

         Telecommunications Products. The Company markets a variety of long distance and value-added telecommunications services and products to customers in equal access areas, which currently include 1-Plus long distance service and prepaid phone cards.

         - 1-Plus Long Distance. The Company's 1-Plus long distance service serves as a replacement for a customer's former long distance service (such as the long distance services provided by AT&T, MCI and Sprint). The 1-Plus services marketed by the Company are billed on a flat rate basis, where the cost of a call does not vary depending upon the distance of a call or the time of day or day of week when the call is originated or terminated. Residential 1-Plus services marketed by the Company are billed based on one minute increments, and business 1-Plus service is billed based on 6-second increments with a 30-second minimum.

         - Prepaid Phone Cards. The Company offers prepaid phone cards in domestic time increments of 5 hours, 1 hour, 30 minutes and 10 minutes. These cards may be used for domestic and international calls. If used for international calls, a greater number of minutes will be deducted from the call in proportion to the differential between the domestic and applicable international rate.

The Company may add products to and remove products from its telecommunications product line from time to time.

         Nutritional Products. The Company recently began marketing a line of private label nutritional products to its IAs and customers. The Company offers private label dietary supplements that contain herbs, vitamins, minerals and other natural ingredients. Representative products include:

         - 40/30/30 Maxxis Bar - an energy bar intended as a meal replacement which contains approximately 40% carbohydrates, 30% protein, 30% dietary fat and various vitamins and minerals.

         - Maxx-A-Chol - a dietary supplement which is a specialized combination of six herbs.

         - MAXXIS MSM - a dietary supplement consisting of methylsulfonylmethane, vitamin C, citrus bioflavonoid complex and ginseng.

         - MAXXIS Multivitamin - a multivitamin nutritional supplement which is delivered by means of a spray.

         - MAXXIS 02 - a nutritional supplement that contains electrolytes, oxygen, trace elements, enzymes and amino acids.

The Company anticipates adding products to and may remove products from its nutritional product line from time to time.

         Promotional Materials. The Company also derives revenues from the sale of various educational and promotional materials designed to aid its IAs in maintaining and building their businesses. Such materials include various sales aids, informational videotapes and cassette recordings and product and marketing brochures.

INFORMATION SYSTEMS

         The Company believes that maintaining sophisticated and reliable transaction processing systems is essential for multi-level network marketing companies. Accordingly, the Company invests in maintaining and enhancing its computer systems. The Company's systems are designed to process detailed and customized IA commission payments, monitor and analyze financial and operating trends and track each IA's personal organization.

IA SUPPORT

         The Company operates a call center where advisors answer IA questions and provide information to IAs. This system includes a current database of all IAs, their personal organizations and their subscribers. The Company has licensed a commission processing software system that incorporates the provisions of the Company's marketing program for purposes of calculating commissions. The Company also maintains transaction processing systems that facilitate the shipment of IA training and marketing materials. In addition, the Company's order processing system tracks the receiving, storage, shipment and purchasing of sales aid products.

SUPPLIERS


         The Company does not own a long distance network. As a result, Maxxis Telecom has contracted with CRC to obtain switching and network services. The Company now depends exclusively on CRC for the transmission of subscriber phone calls and the activation of prepaid phone cards. Subscribers are long distance customers on CRC's network, and CRC provides subscriber support for the Company's subscribers. Subscribers have the right to change their service at any time. CRC provides subscriber support for the Company. The Company's 1-Plus Agreement with CRC, which expires on February 20, 2000, provides that the Company will have such rights to the subscriber base developed under the agreement upon achieving certain minimum levels of monthly revenues on CRC's network. Once the Company reaches these minimum levels, the Company will have the right to market other carriers to the subscriber base in the event the Company contracts with such carriers. There can be no assurance that the Company will achieve the minimum level of monthly revenues on CRC's network necessary to have rights to the subscriber base. Although the Company does not currently intend to use a different carrier, minimum monthly revenues may be more difficult to maintain if the Company utilizes additional carriers, and the Company could be subject to additional minimum commitments including, but not limited to, minimum monthly revenues or minimum monthly minutes of usage, with such new carriers. The accurate and prompt billing of subscribers originated by the IAs is also dependent upon CRC. The failure of CRC to accurately and promptly bill subscribers could lead to a loss of subscribers and could have a material adverse effect on the Company's business, financial condition and results of operations. The Company would be required to use another carrier if the 1-Plus Agreement were terminated, the usage or number of subscribers originated by the Company's IAs exceeded the capacity of CRC or CRC failed to provide quality services. In such event, or in the event the Company otherwise elected to use other carriers, the cost paid by the Company for such long distance services might exceed that paid under the 1-Plus Agreement. If the 1-Plus Agreement is terminated, there can be no assurance that the Company could enter into new contracts with other providers on terms favorable to the Company or at all. The termination of the 1-Plus Agreement could have a material adverse effect on the Company's business, financial condition and results of operations.


         In November 1997, the Company began marketing a line of private label nutritional products. All of the nutritional products offered and distributed by the Company are developed and manufactured by third-party suppliers. Certain of the nutritional products offered by the Company are proprietary to such suppliers. The Company does not have any written contracts with or commitments from any of its suppliers or manufacturers to continue to sell nutritional products to the Company. The Company believes that its relationships with its suppliers are satisfactory; however, there can be no assurance that any or all of these suppliers will continue to be reliable suppliers to the Company. Accordingly, there is a risk that any or all of the Company's suppliers or manufacturers, including suppliers which provide proprietary products to the Company, could discontinue selling their nutritional products to the Company. In the event any of the third-party manufacturers become unable or unwilling to continue to provide the nutritional products in required volumes, the Company would be required to identify and obtain acceptable replacement sources, and no assurance can be given that any alternative manufacturing sources would become available to the Company on a timely basis. See "Risk Factors - Dependence Upon Suppliers."

SUBSCRIBER SUPPORT

         CRC's is responsible for the billing of long distance customers and for providing customer service. Services are provided under CRC's state, national and international tariffs. The Company has been informed that CRC possesses all tariffs necessary to offer such services.

COMPETITION

         The Company faces competition in the United States for both the products and services it sells and for the sponsoring and retaining of independent salespeople. The United States long distance telecommunications industry is intensely competitive, rapidly evolving and subject to rapid technological change. In addition, the industry is significantly influenced by the marketing and pricing practices of the major industry participants. AT&T, MCI, Sprint and WorldCom are the dominant competitors in the domestic long distance telecommunications industry. All of these companies are significantly larger than the Company and have substantially greater resources. According to a 1995 FCC report, AT&T, MCI, Sprint and WorldCom accounted for approximately 56%, 17%, 10% and 5%, respectively, of total domestic long distance revenue for calendar year 1994. Many of the Company's current and potential competitors have longer operating histories, greater name recognition, larger customer bases and substantially greater financial, personnel, marketing, technical and other resources than the Company. These competitors employ various means to attract new subscribers, including television and other advertising campaigns, telemarketing programs, network marketing and cash payments and other incentives to new subscribers. The Company's ability to compete effectively depends upon, among other factors, its ability to offer high quality products and services at competitive prices. There can be no assurance that the Company will be able to compete successfully.

         The evolving regulatory environment of the United States telecommunications industry significantly influences the Company's ability to compete. On February 8, 1996, President Clinton signed into law the 1996 Telecommunications Act that will allow LECs, including the BOCs, to provide long distance telephone service inter-LATA, which will likely significantly increase competition for long distance services. The new legislation also grants the FCC the authority to deregulate other aspects of the telecommunications industry. Such increased competition could have a material adverse effect on the Company's business, financial condition and results of operations.

         Telecommunications companies compete for subscribers based on price, among other things, with major long distance carriers conducting extensive advertising campaigns to capture market share. There can be no assurance that a decrease in the rates charged for communications services by the major long distance carriers or other competitors, whether caused by general competitive pressures or the entry of the BOCs and other LECs into the long distance market, would not have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company expects that the telecommunications services markets will continue to attract new competitors and new technologies, possibly including alternative technologies that are more sophisticated and cost effective than the technologies included in the products and services offered by the Company. The Company does not have the contractual right to prevent subscribers from changing to a competing service, and the subscribers may terminate their service at will.

         The Company also competes in the highly competitive market of dietary supplements. This market segment includes numerous manufacturers, other network marketing companies, catalog companies, distributors, marketers, retailers and physicians that actively compete for the business of consumers. The Company competes with other providers of such nutritional products, especially retail outlets, based upon convenience of purchase, price and immediate availability of the purchased product. For the most part, the Company's competitors offering comparable products are substantially larger and have available considerably greater financial resources than the Company. The market is highly sensitive to the introduction of new products (including various prescription drugs) that may rapidly capture a significant share of the market. As a result, the Company's ability to remain competitive depends in part upon the successful introduction of new products at competitive prices.


         The Company also competes for IAs with other direct selling organizations, some of which have longer operating histories and greater visibility, name recognition and financial resources. The largest network marketing companies in the Company's markets are EXCEL, ACN and Amway. The Company competes for new IAs on the basis of the Company's reputation, perceived opportunity for financial success and quality and range of products offered for sale. Management envisions the entry of many more direct selling organizations into the marketplace. There can be no assurance that the Company will be able to successfully meet the challenges posed by this increased competition. The Company competes for the time, attention and commitment of its IAs. Given that the pool of individuals interested in the business opportunities presented by direct selling is limited in each market, the potential pool of IAs for the Company's products and services is reduced to the extent other network marketing companies successfully attract these individuals. There can be no assurance that other network marketing companies will not convince the Company's existing IAs to join their organizations. In such event, the Company's business, financial condition and results of operations could be materially adversely affected.


PROPRIETARY RIGHTS

         The Company has applied for a federal registration for the mark "MAXXIS." In addition, the Company relies upon common law rights to protect other marks used by the Company and other rights that the Company considers to be its intellectual property. There can be no assurance that the Company's measures to protect this intellectual property will prevent or deter the use or misappropriation of the Company's intellectual property by other parties. The Company's inability to protect its intellectual property from use or misappropriation from others could have a material adverse effect upon the Company's business, financial condition and results of operations. From time to time, companies may assert other trademark, service mark or intellectual property rights in marks (including the mark "MAXXIS") or other intellectual property used by the Company. The Company could incur substantial costs to defend any legal action taken against the Company. If, in any legal action that might arise, the Company's asserted trademarks, service marks or other rights that the Company considers to be its intellectual property should be found to infringe upon intellectual property rights of other parties, the Company could be enjoined from further infringement and required to pay damages. In the event a third party were to sustain a valid claim against the Company, and in the event any required license were not available on commercially reasonable terms, the Company's business, financial condition and results of operations could be materially adversely affected. Litigation, which could result in substantial cost to and diversion of resources of the Company, may also be necessary to enforce intellectual property rights of the Company or to defend the Company against claimed infringement of the rights of others.

REGULATION

         Regulation of Long Distance Telephone Services. Various regulatory factors may have an impact on the Company's ability to compete and on its financial performance. The Company's carrier, CRC, is subject to regulation by the FCC and by various state public service and public utility commissions. Federal and state regulations and regulatory trends have had, and may have in the future, both positive and negative effects on the Company and on the telecommunications service industry as a whole. FCC policy currently requires interexchange carriers to provide resale of the use of their transmission facilities. The FCC also requires LECs to provide all interexchange carriers with equal access to the origination and termination of calls. If either or both of these requirements were removed, CRC and, therefore, the Company could be adversely affected. CRC may experience disruptions in service due to factors outside CRC's and the Company's control, which may cause CRC to lose the ability to complete its subscribers' long distance calls. The Company believes that CRC has made all filings with the FCC necessary to allow CRC to provide interstate and international long distance service. In order to provide intrastate long distance service, CRC is required to obtain certification to provide telecommunications services from the public service or public utility commissions of each state, or to register or be found exempt from registration by such commissions. While the Company believes that CRC is in compliance with the applicable state and federal regulations governing telecommunications service, there can be no assurance that the FCC or any state regulatory authority in one or more states will not raise material issues with regard to CRC's compliance with applicable regulations, or that regulatory activities with respect to CRC will not have a material adverse effect on the Company's business, financial condition and results of operations.

         In February 1996, the enactment of the 1996 Telecommunications Act served to increase competition in the long distance and local telecommunications markets. The 1996 Telecommunications Act opens competition in the local services market and, at the same time, contains provisions intended to protect consumers and businesses from unfair competition by incumbent LECs, including the BOCs. The 1996 Telecommunications Act allows BOCs to provide long distance service outside of their local service territories but bars them from immediately offering in-region inter-LATA long distance services until certain conditions are satisfied. A BOC must apply to the FCC to provide in-region inter-LATA long distance services and must satisfy a set of pro-competitive criteria intended to ensure that BOCs open their own local markets to competition before the FCC will approve such application. The Company is unable to determine how the FCC will rule on any such application. The new legislation may result in increased competition to the Company from others, including the BOCs, and increased transmission costs in the future. See "Risk Factors - Intense Competition." If the federal and state regulations requiring the LECs to provide equal access for the origination and termination of calls by long distance subscribers change or if the regulations governing the fees to be charged for such access services change, particularly if such regulations are changed to allow variable pricing of such access fees based upon volume, such changes could have a material adverse effect upon the Company's business, financial condition and results of operations. See "- Competition."

         Regulation Affecting Nutritional Products. The formulation, manufacturing, packaging, labeling, advertising, distribution and sale of the Company's nutritional products are subject to regulation by a number of governmental agencies, the most active of which is the FDA, which regulates the Company's nutritional products under the FDCA and regulations promulgated thereunder. The Company's products are also subject to regulation by the FTC, the CPSC, the USDA, and the EPA. The FDCA has been amended several times with respect to dietary supplements, most recently by the NLEA and the DSHEA. The Company's nutritional products are generally classified and regulated as dietary supplements under the FDCA, as amended, and therefore are not subject to pre-market approval by the FDA. However, these products are subject to extensive labeling regulation by the FDA and can be removed from the market if shown to be unsafe. Moreover, if the FDA determines on the basis of labeling or advertising claims by the Company, that the "intended use" of any of the Company's nutritional products is for the diagnosis, cure, mitigation, treatment or prevention of disease, the FDA can regulate those products as drugs and require pre-market clearance for safety and effectiveness. In addition, if the FDA determines that claims have been made regarding the effect of dietary supplements on the "structure or function" of the body, such claims could result in the regulation of such products as drugs.

         The FTC and certain states regulate advertising, product claims, and other consumer matters, including advertising of the Company's nutritional products. In the past several years the FTC has instituted enforcement actions against several dietary supplement companies for false and misleading advertising of certain products. In addition, the FTC has increased its scrutiny of the use of testimonials, such as those utilized by the Company. There can be no assurance that the FTC will not question the Company's past or future advertising or other operations. Moreover, there can be no assurance that a state will not interpret product claims presumptively valid under federal law as illegal under that state's regulations. Furthermore, the Company's IAs and customers of IAs may file actions on their own behalf, as a class or otherwise, and may file complaints with the FTC or state or local consumer affairs offices. These agencies may take action on their own initiative or on a referral from IAs, customers or others, including actions resulting in entries of consent decrees and the refund of amounts paid by the complaining IA or customer, refunds to an entire class of IAs or customers, or other damages, as well as changes in the Company's method of doing business. A complaint because of a practice of one IA, whether or not that practice was authorized by the Company, could result in an order affecting some or all IAs in a particular state, and an order in one state could influence courts or government agencies in other states. Proceedings resulting from these complaints may result in significant defense costs, settlement payments or judgments and could have a material adverse effect on the Company's business, financial condition or results of operations.

         Regulation of Network Marketing. The Company's multi-level network marketing system is subject to or affected by extensive government regulation including, without limitation, federal and state regulations governing the offer and sale of business franchises, business opportunities and securities. Various governmental agencies monitor direct selling activities, and the Company could be required to supply information regarding its marketing plan to such agencies. Although the Company believes that its multi-level network marketing system is in material compliance with the laws and regulations relating to direct selling activities, there can be no assurance that legislation and regulations adopted in particular jurisdictions in the future will not adversely affect the Company's business, financial condition and results of operations. The Company also could be found not to be in compliance with existing statutes or regulations as a result of, among other things, misconduct by IAs, who are considered independent contractors over whom the Company has limited control, the ambiguous nature of certain of the regulations and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that the Company or the IAs are not in compliance with existing statutes or regulations could have a material adverse effect on the Company's business, financial condition and results of operations. An adverse determination by any one state on any regulatory matter could influence the decisions of regulatory authorities in other jurisdictions.

         The Company has not obtained any no-action letters or advance rulings from any federal or state securities regulator or other governmental agency concerning the legality of the Company's operations, and the Company is not relying on an opinion of counsel to such effect. The Company accordingly is subject to the risk that its multi-level network marketing system could be found to be in noncompliance with applicable laws and regulations, which could have a material adverse effect on the Company's business, financial condition or results of operations. Such a decision could require the Company to modify its multi-level network marketing system, result in negative publicity, or have a negative effect on distributor morale and loyalty. In addition, the Company's multi-level network marketing system will be subject to regulations in foreign markets administered by foreign agencies should the Company expand its network marketing organization into such markets.

         Effect of State Securities Laws. Furthermore, the primary goal of the Offering is to increase the motivation of regional directors by allowing them to purchase an interest in the Company. Accordingly, because the Company desires the ability to offer its Common Stock to regional directors in certain states, the Company will attempt to register or qualify the Offering in such states. Due to the varying nature of state securities regulations and the considerable discretion given to state securities regulators, the Company may be unable to register or qualify the Offering in certain states. The inability of the Company to offer the Shares to residents of certain states may limit the ability of the Company to attract IAs in such states, or lead to increased attrition of IAs in such states, and may have a material adverse effect on the Company's business, prospects, financial condition and results of operations. An adverse determination by any one state regulator on a securities regulatory matter could influence the decisions of securities regulatory authorities in other jurisdictions.

FACILITIES

         The Company operates out of offices in Atlanta, Georgia consisting of approximately 7,200 square feet of general and administrative office space and approximately 5,500 square feet of training space. The Company believes that it will be required to lease or build additional facilities, including at least one additional call center and new corporate headquarters, in order to meet adequately its needs in the future. The Company believes that suitable additional or alternative space will be available in the future on commercially reasonable terms as needed.

EMPLOYEES

         As of March 31, 1998, the Company employed approximately 30 people. The Company's IAs are classified by the Company as independent contractors; however, two of the Company's employees are also IAs. The Company's employees are not unionized, and the Company believes its relationship with its employees is good.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The directors and executive officers of the Company are set forth below. The Company's Board of Directors consists of nine directors divided into three classes of directors, serving staggered three-year terms. Directors and executive officers of the Company are elected to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. Directors of the Company are elected at the annual meeting of shareholders. Officers of the Company are appointed at the Board's first meeting after each annual meeting of shareholders. The ages of the persons set forth below are as of March 31, 1998.

                                                                                                         TERM AS
                                                                                                        DIRECTOR
NAME                                  AGE               POSITIONS WITH THE COMPANY                       EXPIRES
----                                  ---               --------------------------                       -------
Ivey J. Stokes..................      39       Chairman of the Board of Directors                         1998

Thomas O. Cordy.................      56       Chief Executive Officer, President and
                                                 Director                                                 1998

Daniel McDonough................      50       Chief Financial Officer                                      -

James W. Brown..................      62       Executive Vice President, Secretary and
                                                 Director                                                 1999

Larry W. Gates, II..............      35       Vice President - Human Resources and
                                                 Director                                                 1999

Charles P. Bernstein............      47       Director                                                   2000

Alvin Curry.....................      41       Director                                                   1998

Robert J. Glover, Jr............      37       Director                                                   1999

Terry Harris....................      43       Director                                                   2000

Philip E. Lundquist.............      62       Director                                                   2000


         The Company has adopted a policy requiring that any material transactions between the Company and persons or entities affiliated with officers, directors or principal shareholders of the Company be on terms no less favorable to the Company than reasonably could have been obtained in arm's length transactions with independent third parties. Any other matters involving potential conflicts of interests are to be resolved on a case-by-case basis. See "Certain Transactions."

         IVEY J. STOKES has served as Chairman of the Board of Directors of the Company since its inception. Mr. Stokes started his marketing career in 1982 at A.L. Williams Corporation ("A.L. Williams") where he became one of less than 400 National Sales Directors out of 1.3 million insurance agents. In March 1991, Mr. Stokes left the financial services industry to launch his own independent marketing firm, Global Marketing Alliance ("Global Alliance"). Over the next five years, Mr. Stokes became one of the leading money earners in several national network marketing firms. Mr. Stokes' marketing firm, Global Alliance, has sponsored and trained over 150,000 distributors since 1991. Mr. Stokes has a bachelors degree in industrial management from the Georgia Institute of Technology.

         THOMAS O. CORDY has served as Chief Executive Officer, President and a Director of the Company since May 1997. Prior to that time, he served as President and Chief Executive Officer of CI Cascade Corp. Mr. Cordy currently serves as Vice Chairman of the Board of Trustees for Clark Atlanta University, Chairman of the Board of Renaissance Capital Corporation and a Director of Cox Enterprises. Mr. Cordy has a bachelors degree from Morehouse College and a masters degree from Atlanta University. Mr. Cordy has attended the

Stanford Executive Program at the Stanford School of Business and the University of Oklahoma National Lending School.

         DANIEL MCDONOUGH has served as Chief Financial Officer of the Company since October 1997. Prior to his employment with the Company, Mr. McDonough provided financial consulting services to a number of start up companies at Creative Benefits, Inc. In addition, from 1992 to 1994, Mr. McDonough was the controller of Jostens Learning Corporation, a $75 million technology company specializing in educational software. Prior to his employment with Jostens, Mr. McDonough served as assistant controller to Alumax, Inc., a $2.5 billion integrated aluminum company with over 100 manufacturing operations throughout the United States. From 1973 to 1980, Mr. McDonough was employed by Price Waterhouse & Co. Mr. McDonough is a licensed CPA and also holds a masters of business administration degree from the University of Buffalo.

         JAMES W. BROWN currently serves as Executive Vice President and Secretary of the Company and has been a Director of the Company since May 1997. He served as President and Chief Executive Officer of the Company from inception to April 1997. He has also served as Chief Executive Officer, President and a Director of Maxxis 2000 since its inception. From 1995 to 1997, Mr. Brown has served as a manager of NetWorld Communications, L.L.C. Since 1979, Mr. Brown has also served as President and Chief Executive Officer of Marketing Ideas, Ltd. Mr. Brown has a bachelors degree from the University of Georgia. He also attended the John Marshall School of Law and the American Mutual Institute of Management.

         LARRY W. GATES, II has served as Vice President of Human Resources since the Company's inception and a Director of the Company since May 1997. Mr. Gates became a part-time independent insurance agent for A.L. Williams in 1989 while serving in the U.S. Army. In 1993, he left the financial services industry and became a full-time independent marketer of telecommunications services through his own independent marketing firm, Classic Enterprises. Mr. Gates built a downline of over 10,000 distributors between 1993 and 1996. Mr. Gates has an associates degree from Pierre College.

         CHARLES P. BERNSTEIN has served as a Director of the Company since May 1997. Since 1992, Mr. Bernstein has also served as President of Harvest Mortgage Co. From 1989 to 1992, Mr. Bernstein was the Vice President of Nationwide Mortgage Resources, an underwriter and servicer of loans on residential and commercial real estate. Mr. Bernstein holds an associates degree from the University of South Carolina.

         ALVIN CURRY has served as a Director of the Company since its inception. He also serves as Executive Vice President and Chief Operating Officer of Maxxis 2000. Mr. Curry started his marketing career in 1986 with A.L. Williams, where he attained the position of Senior Vice President in less than three years with A.L. Williams. In March 1991, Mr. Curry left the financial services industry to join Mr. Stokes in Global Alliance. Mr. Curry attended Northwest Mississippi Junior College and Tacoma Community College, and he received a degree from the Knapp College of Business.

         ROBERT JAMES GLOVER, JR. has served as a Director of the Company since its inception. Mr. Glover started his marketing career as an independent insurance agent with A.L. Williams in 1985, where he attained the sales position of Senior Vice President. In December 1993, Mr. Glover left the financial services industry and became an independent marketer of telecommunications services through his own independent marketing firm, Glover Enterprises. Mr. Glover's network marketing firm has sponsored and trained over 10,000 distributors. Mr. Glover attended Maryland University.

         TERRY HARRIS has served as a Director of the Company since May 1997. Since 1982, Mr. Harris has served as Pastor and President of Tacoma Christian Center Inc. Mr. Harris has a bachelors degree from the University of Puget Sound and attended Rhema Bible School.

         PHILIP E. LUNDQUIST has served as a Director of the Company since May 1997. He also serves as Chairman of Christopher Partners Inc. Since 1988, Mr. Lundquist has owned and operated an investment banking consulting company as a sole proprietorship. From 1985 to 1988, Mr. Lundquist was the Director of Corporate Finance for Deloitte Haskins & Sells in Atlanta, Georgia. Mr. Lundquist has a bachelors degree from Williams College and attended the Institute of Investment Banking at the Wharton School, University of Pennsylvania.

COMMITTEES OF THE BOARD

         The Company's Board of Directors recently established Executive, Audit and Compensation Committees. The Executive Committee may, within certain limitations, during the interval between Board meetings, exercise all of the powers of the Company's Board of Directors. The Audit Committee is responsible for reviewing and making recommendations regarding the Company's independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The Compensation Committee will review and approve compensation arrangements for key employees, key independent sales representatives and key consultants of the Company.

DIRECTOR COMPENSATION

         Members of the Board of Directors are reimbursed for their out-of-pocket expenses for each meeting attended, but otherwise serve without compensation.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation earned by the Company's current Chief Executive Officer and its former chief executive officer for the Inception Period. No executive officers of the Company received a combined salary and bonus in excess of $100,000 during the Inception Period.

                           SUMMARY COMPENSATION TABLE

                                                                       INCEPTION PERIOD
                                                                         COMPENSATION
                                                                     --------------------
                                                                     SALARY         BONUS
NAME AND PRINCIPAL POSITION                                            ($)           ($)
---------------------------                                          ------         -----
Thomas O. Cordy(1).........................................          $5,250         $ --
  Chief Executive Officer and President

James W. Brown(1)..........................................           7,950           --
  Executive Vice President

-----------

(1) Mr. Brown served as the Chief Executive Officer and President of the Company from inception to April 30, 1997, and Mr. Cordy has served as Chief Executive Officer of the Company since May 1, 1997.

OPTION GRANTS DURING 1997

         As of June 30, 1997, no options had been granted to the Chief Executive Officer of the Company, and no executive officer of the Company received a combined salary and bonus in excess of $100,000 during the Inception Period.

EMPLOYMENT AGREEMENTS

         In May 1997, the Company entered into an employment agreement with Mr. Cordy, and in September 1997, the Company entered into employment agreements with each of Messrs. Brown and Curry and Mr. Shawn Dinwiddie (collectively, the "Employment Agreements"). The Company intends to enter into an employment agreement with Mr. McDonough. Generally, the Employment Agreements provide for a minimum weekly salary. In addition, the employee may participate in a bonus program and shall be eligible to receive quarterly or annual payments of a performance bonus based upon the achievement of targeted levels of performance and such other criteria as the Board of Directors shall establish from time to time. Mr. Cordy's employment agreement provides for an additional bonus payment on July 1, 1998 and the purchase of Class A Common Stock. Each employee may participate in insurance and other benefit plans of similarly situated employees, including any stock option plans of the Company.

         Each of the Employment Agreements has a term of one year, and the term renews daily until either party fixes the remaining term at one year by giving written notice. The Company can terminate each employee upon death or disability (as defined in the Employment Agreements) or with or without cause upon delivery to the employee of a notice of termination. If the employee is terminated because of death, disability or cause, the employee will receive any accrued compensation through the termination date and any accrued performance bonus, unless the employee is terminated for cause. If the employee is terminated without cause, the Company shall pay the employee severance payments equal to his minimum base salary for each week during the six-month period following the termination date. If the employee is a director or officer of the Company or any of its affiliates, the employee shall tender his resignation to such positions effective as of the termination date.

         Under the Employment Agreements, each employee agrees to maintain the confidentiality of the Company's trade secrets and confidential business information. The employee also agrees for a period of one year following the termination date, if he is terminated or resigns for any reason, not to compete with or solicit employees or customers of the Company or any of its affiliates within a 30-mile radius of the Company's corporate offices; provided, that if the employee is terminated without cause, the non-compete period shall be six months.

SALES REPRESENTATIVE AGREEMENTS

         In September 1997, the Company entered into independent sales representative agreements (collectively, the "Sales Representative Agreements") with ten independent sales representatives, including Messrs. Stokes, Gates and Glover. The Sales Representative Agreements provide for a minimum fee of $800.00 per week. Each sales representative shall also be eligible to receive quarterly payments of a performance bonus which shall be a percentage of total revenue from Maxxis 2000. To be paid a bonus, a sales representative must have 180 new activations in a quarter. The bonus amount is then determined by the number of open centers in that quarter. The bonus ranges from 1% of total revenue from Maxxis 2000 if four centers are opened to 5% of the revenue if 20 centers are opened. Each sales representative is an independent contractor, and the Company does not exercise control over the activities of the sales representatives other than as set forth in the Sales Representative Agreements.

         Each of the Sales Representative Agreements has a term of one year, and the term renews daily until either party fixes the remaining term at one year by giving written notice. The Company can terminate each sales representative upon death or disability (as defined in the Sales Representative Agreements) or with or without cause upon delivery to the sales representative of a notice of termination. If a sales representative is terminated, the sales representative will receive any accrued fees through the termination date and any accrued performance bonus, unless the sales representative is terminated for cause. If the sales representative is a director or officer of the Company or any of its affiliates, the sales representative shall tender his resignation to such positions effective as of the termination date. Under the Sales Representative Agreements, each sales representative agrees to maintain the confidentiality of the Company's trade secrets and confidential business information.

CONSULTING AGREEMENT

         In September 1997, the Company entered into a consulting agreement with Mr. Robert P. Kelly. The consulting agreement provides for a minimum weekly salary, and the consultant may participate in a bonus program and shall be eligible to receive quarterly or annual payments of a performance bonus based upon the achievement of targeted levels of performance and such other criteria as the Board of Directors shall establish from time to time. The consultant is an independent contractor, and the Company does not exercise control over the activities of the consultant other than as set forth in the consulting agreement.

         The consulting agreement has a term of one year, and the term renews daily until either party fixes the remaining term at one year by giving written notice. The Company can terminate the consultant upon death or disability (as defined in the consulting agreement) or with or without cause upon delivery to the consultant of a notice of termination. If the consultant is terminated because of death, disability or cause, the consultant will receive any accrued fees through the termination date and any accrued performance bonus, unless the consultant is terminated for cause. If the consultant is terminated without cause, the Company shall pay the consultant severance payments equal to his minimum base salary for each week during the six-month period following the termination date.

         Under the consulting agreement, the consultant agrees to maintain the confidentiality of the Company's trade secrets and confidential business information. The consultant also agrees for a period of one year following the termination date, if he is terminated or resigns for any reason, not to compete with or solicit employees or customers of the Company or any of its affiliates within a 30-mile radius of the Company's corporate offices; provided, that if the consultant is terminated without cause, the non-compete period shall be six months.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to the Articles, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by Georgia Law with respect to all liability and loss suffered and reasonable expenses incurred by such person in any action, suit or proceeding in which such person was or is made or threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of the Company. The Company is obligated to pay the reasonable expenses of the directors or officers incurred in defending such proceedings if the indemnified party agrees to repay all amounts advanced by the Company if it is ultimately determined that such indemnified party is not entitled to indemnification. See "Description of Capital Stock - Limitations on Liability of Officers and Directors."

STOCK OPTION PLAN

         The Board of Directors intends (subject to shareholder approval or ratification) to adopt a stock option plan which will permit the Company to grant options to purchase shares of Common Stock to officers, directors, key employees, advisors and consultants of the Company.

                              CERTAIN TRANSACTIONS

         On February 16, 1997, Glover Enterprises, Inc., an affiliate of Robert
J. Glover, a director of the Company, loaned the Company $50,000 to fund initial start-up costs of the Company. The Company has repaid this loan.

         During the Inception Period, the Company paid a fee of $184,000 to IS 14, Inc. ("IS 14"), a former Delaware corporation which was controlled by certain of the directors and officers of the Company. The IS 14 fee was comprised of compensation for managerial, marketing and administrative services performed by certain of the Company's officers and sales representatives prior to the establishment of the Company's payroll. IS 14 has been dissolved, and the Company will not make any additional payments to IS 14.

         Pursuant to Mr. Cordy's employment agreement, The Anchora Company, an affiliate of Mr. Cordy, purchased 800,000 shares of Class A Common Stock, at a price of $0.15 per share. In exchange, The Anchora Company gave the Company a $120,000 full recourse promissory note which bears interest at an annual rate of 8.75%. Mr. Cordy guaranteed the promissory note. The principal and interest on the promissory note are due and payable on the earlier of May 1, 2002 or the closing of an underwritten public offering where the Company receives aggregate net proceeds of at least $5,000,000.

         In December 1997, the Company borrowed approximately $53,000 from Mr. Cordy to fund certain operational expenses. In February 1998, the Company entered into the Cordy Note to memorialize such borrowing. The Cordy Note bears interest at a fixed rate of 6% per year and is payable on demand. The Company intends to repay the Cordy Note out of the proceeds of the Offering.

         Certain of the transactions described above may be on terms more favorable to officers, directors and principal shareholders than they could obtain in a transaction with an unaffiliated third party. The Company has adopted a policy requiring that all material transactions between the Company and its officers, directors or other affiliates must: (i) be approved by a majority of the disinterested members of the Board of Directors of the Company; and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. See "Risk Factors - Transactions with Related Parties."

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of June 10, 1998, and as adjusted to reflect the sale of 450,000 Shares of Common Stock offered hereby, by: (i) each person known by the Company beneficially to own more than 5% of the outstanding shares of the Common Stock; (ii) each director of the Company; and
(iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed have sole voting and investment power with respect to their shares.


                                                      SHARES BENEFICIALLY     SHARES BENEFICIALLY
                                                        OWNED PRIOR TO            OWNED AFTER
                                                        THE OFFERING(B)         THE OFFERING(B)
                                                     --------------------    --------------------
                                                     NUMBER    PERCENTAGE    NUMBER    PERCENTAGE
                                                     ------    ----------    ------    ----------
NAME AND ADDRESS(A) OF BENEFICIAL OWNER
---------------------------------------
Alvin Curry(c) ................................      636,363      40.5%      636,363      31.5%
King David Trust(d) ...........................      454,545      28.9       454,545      22.5
Cynthia Glover, trustee(e) ....................      181,818      11.6       181,818       9.0
The Anchora Company(f) ........................       72,727       4.6        72,727       3.6
Charles P. Bernstein ..........................           --        --            --        --
James W. Brown ................................       47,272       3.0        47,272       2.3
Thomas O. Cordy(g) ............................           --        --            --        --
Larry W. Gates, II ............................       45,454       2.9        45,454       2.3
Robert J. Glover(h) ...........................           --        --            --        --
Terry Harris ..................................        3,636         *         3,636         *
Philip E. Lundquist ...........................           --        --            --        --
Ivey J. Stokes(i) .............................           --        --            --        --
All directors and executive officers as a group
  (10 persons) (c) - (i) ......................      987,270      62.8       987,270      48.8

---------------

*        Less than one percent

(a) The address of the King David Trust and Alvin Curry is c/o Maxxis Group, Inc., 1901 Montreal Drive, Suite 108, Tucker, Georgia 30084. The address of Cynthia Glover, trustee, U/A Louise Glover dated January 10, 1997 is 7839 Taylor Circle, Riverdale, Georgia 30274. The address of the Anchora Company is c/o Salem Management Company, Ltd., Design House, Leeward Highway, P.O. Box 150, Providenciales Turks & Caicos Island, B.W.I.


(b) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from June 10, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.


(c) Includes 454,545 shares owned by the King David Trust of which Mr. Curry, a director of the Company, is the trustee. Mr. Curry disclaims beneficial ownership of such shares.

(d) All such shares are owned by the King David Trust of which Mr. Curry is the trustee and Mr. Stokes' minor children are the beneficiaries. Mr. Stokes, the Chairman of the Board, disclaims beneficial ownership of such shares.

(e) All such shares are owned by Cynthia Glover, trustee, U/A Louise Glover dated January 10, 1997. Ms. Glover is the wife of Robert J. Glover, a director of the Company. Mr. Glover is the sole beneficiary and disclaims beneficial ownership of such shares. In addition, Ms. Glover disclaims beneficial ownership of such shares.

(f) All such shares are owned by The Anchora Company of which Mr. Cordy, Chief Executive Officer and President of the Company, is the protector. Mr. Cordy disclaims beneficial ownership of such shares.

(g) Excludes 72,727 shares owned by The Anchora Company, of which Mr. Cordy is the protector. Mr. Cordy disclaims beneficial ownership of such shares.

(h) Excludes 181,818 shares owned by Cynthia Glover, trustee, U/A Louise Glover dated January 10, 1997 of which Mr. Glover is the sole beneficiary. Mr. Glover disclaims beneficial ownership of such shares.

(i) Excludes 454,545 shares owned by the King David Trust of which Mr. Stokes' minor children are the beneficiaries. Mr. Stokes disclaims beneficial ownership of such shares.

                          DESCRIPTION OF CAPITAL STOCK


         The following description of the capital stock is only a summary and is subject to the provisions of the Articles and Bylaws, which are included as exhibits to the Registration Statement of which this Prospectus forms a part, and the applicable provisions of Georgia Law.

GENERAL

         The Articles authorize the Company to issue up to 20,000,000 shares of Common Stock. As of the date hereof, 1,571,187 shares of Common Stock are issued and outstanding and are held of record by 56 shareholders. In addition, the Articles authorize the Company to issue up to 10,000,000 shares of preferred stock, no par value per share, with such rights and preferences as the Board of Directors shall determine.

COMMON STOCK


         Each holder of shares of Common Stock is entitled to one vote at shareholders' meetings for each share held. Subject to the prior rights of any series of preferred stock that may be issued, holders of shares of Common Stock are entitled to receive, pro rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro rata, in any other distributions to the shareholders. The Company anticipates that for the foreseeable future its earnings, if any, will be retained for the operation and expansion of its business and that it will not pay cash dividends. See "Dividend Policy." There are no redemption or sinking fund provisions applicable to the Common Stock. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares. The outstanding shares of Common Stock are, and the shares sold by the Company pursuant to this Offering will be, when issued and paid for, fully paid and non-assessable.


PREFERRED STOCK AND WARRANTS

         The Articles provide that the Board of Directors shall be authorized, without further action by the holders of the Common Stock, to provide for the issuance of shares of the preferred stock in one or more classes or series and to fix the designations, powers, preferences and relative, participating, optional and other rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption price and liquidation preference; and to fix the number of shares to be included in any such classes or series. Any preferred stock so issued may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding-up, or both. In addition, any such shares of preferred stock may have class or series voting rights. Issuances of preferred stock, while providing the Company with flexibility in connection with general corporate purposes, may, among other things, have an adverse effect on the rights of holders of Common Stock and, in certain circumstances, could have the effect of making it more difficult for a third party to acquire control of the Company or the effect of decreasing the market price of the Common Stock.

         In November 1997, the Company entered into a demand promissory note to fund expenses incurred in connection with the launch of the Company's nutritional product line. On March 23, 1998, the Company converted the $200,000 principal amount of the promissory note into 36,359 Units at a price of $5.50 per Unit with each Unit consisting of one share of Preferred Stock and one Warrant to purchase one share of Common Stock at a price of $5.50 per share. The Preferred Stock is: (i) non-voting; (ii) entitled to an antidilution adjustment only upon a stock split, recapitalization or similar event; (iii) entitled to a liquidation preference over the Common Stock; and (iv) convertible into Common Stock at the option of the holder at any time commencing 14 months following the date of the issuance of the Preferred Stock and automatically upon the closing of a public offering that occurs at least 14 months following the issuance of the Preferred Stock and that provides gross proceeds to the Company of at least $7,500,000. The Warrants are entitled to an antidilution adjustment only upon a stock split, recapitalization or similar event and are not exercisable until 14 months following their date of issuance and remain exercisable at the option of the holder until the seventh anniversary of their issuance.

CERTAIN PROVISIONS OF THE ARTICLES, BYLAWS AND GEORGIA LAW

         Certain provisions of the Articles and Bylaws and the Georgia Law, summarized in the following paragraphs, may be considered to have antitakeover effects and may hinder, delay, deter or prevent a tender offer, proxy contest or other attempted takeover that a shareholder may deem to be in such shareholder's best interest, including such an attempted transaction as might result in payment of a premium over the market price for shares held by such shareholder.

         Classified Board of Directors. The Articles of Incorporation divide the Board of Directors into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors are elected at each annual meeting of shareholders. Currently, the terms of Class I directors expire in 1998, the terms of Class II directors expire in 1999 and the terms of Class III directors expire in 2000.

         Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals; Actions by Written Consent of Shareholders. The Bylaws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before any meeting of shareholders of the Company. Any shareholder nomination or proposal for action at an upcoming shareholder meeting must be delivered to the Company no later than the deadline for submitting shareholder proposals pursuant to Rule 14a-8 under the Exchange Act. The presiding officer at any shareholder meeting is not required to recognize any proposal or nomination which did not comply with such deadline.

         The purpose of requiring shareholders to give the Company advance notice of nominations and other business is to afford the Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by the Board of Directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although the Bylaws do not give the Board of Directors any power to disapprove timely shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal.

         Actions required to be taken at a shareholder meeting may be taken without a meeting only if the unanimous written consent of the shareholders entitled to vote at such meeting is obtained and delivered to the Company for inclusion in its minute book or other corporate records.

         Georgia Business Combination Statute. Pursuant to its Bylaws, the Company is subject to the provisions of the Georgia Law, including provisions prohibiting various "business combinations" involving "interested shareholders" for a period of five years after the shareholder becomes an interested shareholder of the Company. Such provisions prohibit any business combination with an interested shareholder unless either (i) prior to such time, the Board of Directors approves either the business combination or the transaction by which such shareholder became an interested shareholder; (ii) in the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder became the beneficial owner of at least 90% of the outstanding voting stock of the Company which was not held by directors, officers, affiliates thereof, subsidiaries or certain employee option plans of the Company, or (iii) subsequent to becoming an interested shareholder, such shareholder acquired additional shares resulting in such shareholder owning at least 90% of the outstanding voting stock of the Company and the business combination is approved by a majority of the disinterested shareholders' shares not held by directors, officers, affiliates thereof, subsidiaries or certain employee stock option plans of the Company. Under the relevant provisions of the Georgia Law, a "business combination" is defined to include, among other things,
(i) any merger, consolidation, share exchange or any sale, transfer or other disposition (or series of related sales or transfers) of assets of the Company having an aggregate book value of 10% or more of the Company's net assets (measured as of the end of the most recent fiscal quarter), with an interested shareholder of the Company or any other corporation which is or, after giving effect to such business combination, becomes an affiliate of any such interested shareholder, (ii) the liquidation or dissolution of the Company, (iii) the receipt by an interested shareholder of any benefit from any loan, advance, guarantee, pledge, tax credit or other financial benefit from the Company, other than in the ordinary course of business and (iv) certain other transactions involving the issuance or reclassification of securities of the Company which produce the result that 5% or more of the total equity shares of the Company, or of any class or series thereof, is owned by an interested shareholder. An "interested shareholder" is defined by the Georgia Law to include any person or entity that, together with affiliates, beneficially owns or has the right to own 10% or more of the outstanding voting shares of the Company, or any person that is an affiliate of the Company and has, at any time within the preceding two-year period, been the beneficial owner of 10% or more of the outstanding voting shares of the Company. The restrictions on business combinations shall not apply to any person who was an interested shareholder before the adoption of the Bylaws which made the provisions applicable to the Company nor to any persons who subsequently become interested shareholders inadvertently, subsequently divest sufficient shares so that the shareholder ceases to be an interested shareholder and would not, at any time within the five-year period immediately before a business combination involving the shareholder have been an interested shareholder but for the inadvertent acquisition.

         Constituency Provisions. In addition to considering the effects of any action on the Company and its shareholders, the Articles permit the Board of Directors and the committees and individual members thereof to consider the interests of various constituencies, including employees, customers, suppliers, and creditors of the Company, communities in which the Company maintains offices or operations, and other factors which such directors deem pertinent, in carrying out and discharging the duties and responsibilities of such positions and in determining what is believed to be in the best interests of the Company.

LIMITATIONS ON LIABILITY OF OFFICERS AND DIRECTORS

         The Articles provide that no director shall be personally liable to the Company or any of its shareholders for any breach of the duties of such position, except that such elimination of liability does not apply to: (i) appropriations of business opportunities from the Company in violation of such director's duties; (ii) knowing or intentional misconduct or violation of law;
(iii) liability for assent to distributions which are illegal or improper under the Georgia Law or the Articles; and (iv) liability for any transaction in which an improper personal benefit is derived. In addition, the Articles state that if the Georgia Law is ever amended to allow for greater exculpation of directors than presently permitted, the directors shall be relieved from liabilities to the fullest extent provided by the Georgia Law, as so amended, without further action by the Board or the shareholders of the Company, unless the Georgia Law provides otherwise. No modification or repeal of this provision will adversely affect the elimination or reduction in liability provided thereby with respect to any alleged act occurring before the effective date of such modification or repeal.

         The Company intends to enter into agreements with each of its current directors and executive officers pursuant to which it is obligated to indemnify those persons to the fullest extent authorized by law and to advance payments to cover defense costs against an unsecured obligation to repay such advances if it is ultimately determined that the recipient of the advance is not entitled to indemnification. The indemnification agreements will provide that no indemnification or advancement of expenses shall be made (a) if a final adjudication establishes that his actions or omissions to act were material to the cause of action so adjudicated and constitute: (i) a violation of criminal law (unless the indemnitee had reasonable cause to believe that his actions were lawful); (ii) a transaction from which the indemnitee derived an improper personal benefit; (iii) an unlawful distribution or dividend under the Georgia Law; or (iv) willful misconduct or a conscious disregard for the just interests of the Company in a derivative or shareholder action; (b) for liability under
Section 16(b) of the Exchange Act, or (c) if a final decision by a court having jurisdiction in the matter determines that indemnification is not lawful.

         At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted under the Bylaws or the Georgia Law.

SHAREHOLDERS' AGREEMENT

         The Company and certain of its officers, directors and major shareholders have entered into a Shareholders' Agreement whereby the shareholders agreed to certain restrictions on the transfer or other disposition of the shares of Common Stock held by each holder. In the event a shareholder intends to transfer his or her Common Stock to a non-permitted transferee, the Company and the remaining shareholders have a right of first refusal to purchase the transferring shareholder's Common Stock at fair market value. In addition, if the Company terminates a shareholder's employment or engagement (or the employment or engagement of certain persons associated with a shareholder) as a sales representative or consultant for cause, the Company shall have the right to repurchase, at fair market value, an amount of the shareholder's Common Stock which begins at 100% and declines 20% per year for each completed year of service with the Company. If either the right of first refusal or the Company's right to purchase is exercised, either provision could have the effect of further concentrating the stock ownership and voting power of the Company. See "Risk Factors - Shares Eligible for Future Sale."


                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the Offering, assuming the sale of 450,000 Shares offered hereby, the Company will have outstanding 2,021,187 shares of Common Stock, 36,359 shares of Preferred Stock and Warrants to purchase 36,359 shares of Common Stock. Of these shares, the 450,000 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act. However, such shares will be subject to certain restrictions on transfer including the restrictions set forth in the Subscription Agreement. See "The Offering - Transfer Restrictions." The remaining 1,643,905 shares of Common Stock outstanding upon completion of the Offering and issuable upon the conversion of outstanding Preferred Stock and the exercise of outstanding Warrants are "Restricted Securities" under Rule 144 of the Securities Act in that they were originally issued and sold by the Company in private transactions in reliance upon exemptions from the registration provisions of the Securities Act.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose Restricted Securities have been fully paid for and held for at least one year from the date of issuance by the Company may sell such securities in brokers' transactions or directly to market makers, provided the number of shares sold in any three-month period does not exceed the greater of 1% of the then outstanding shares of the Common Stock (approximately 20,000 shares based on the number of shares to be outstanding after this Offering) or the average weekly trading volume in the public market during the four calendar weeks preceding the filing of the Seller's Form 144. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information concerning the Company. After two years have elapsed from the issuance of Restricted Securities by the Company, such shares generally may be sold without limitation by persons who have not been affiliates of the Company for at least quarter. Rule 144 also provides that affiliates who are selling shares which are not Restricted Securities must nonetheless comply with the same restrictions applicable to Restricted Securities with the exception of the holding period requirements.

         Prior to the Offering, there has been no public market for the Common Stock of the Company, and any sale of substantial amounts of Common Stock in the open market may adversely affect the market price of the Common Stock offered hereby. See "Risk Factors - Shares Eligible for Future Sale."


                                  LEGAL MATTERS

         The validity of the Common Stock offered hereby will be passed upon for the Company by Nelson Mullins Riley & Scarborough, L.L.P., Atlanta, Georgia.

                                     EXPERTS

         The audited consolidated financial statements of the Company as of June 30, 1997 included in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of such firm as experts in giving said report.

                               MAXXIS GROUP, INC.


                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Public Accountants ..................................  F-2

Consolidated Balance Sheet as of June 30, 1997 ............................  F-3

Consolidated Statement of Operations for the
  Period from January 24, 1997 (Inception) to June 30, 1997 ...............  F-4

Consolidated Statement of Shareholders' Equity for the
  Period from January 24, 1997 (Inception) to June 30, 1997 ...............  F-5

Consolidated Statement of Cash Flows for the
  Period from January 24, 1997 (Inception) to June 30, 1997 ...............  F-6

Notes to Consolidated Financial Statements ................ ...............  F-7

Consolidated Balance Sheets as of March 31 (Unaudited)
  and June 30, 1997 .......................................................  F-16

Consolidated Statement of Operations for the
  Nine Months ended March 31, 1998 (Unaudited) ............................  F-17

Consolidated Statement of Cash Flows for the
  Nine Months ended March 31, 1998 (Unaudited) ............................  F-18

Notes to Consolidated Financial Statements (Unaudited) ....................  F-19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Maxxis Group, Inc.:

We have audited the accompanying consolidated balance sheet of MAXXIS GROUP, INC. (a Georgia corporation) AND SUBSIDIARIES as of June 30, 1997 and the related consolidated statements of operations, shareholders' equity, and cash flows for the period from January 24, 1997 (inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maxxis Group, Inc. and subsidiaries as of June 30, 1997 and the results of their operations and their cash flows for the period from January 24, 1997 (inception) to June 30, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP





Atlanta, Georgia
September 22, 1997

                       MAXXIS GROUP, INC. AND SUBSIDIARIES


                           CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 1997



                                     ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                                           $  35,000
    Short-term investments                                                                                 10,000
    Telecommunication receivables                                                                          25,000
    Inventories                                                                                           185,000
    Prepaid expenses                                                                                       12,000
    Other current assets                                                                                   23,000
                                                                                                        ---------
                                                                                                          290,000

PROPERTY AND EQUIPMENT, NET                                                                                92,000

ORGANIZATIONAL COSTS, NET                                                                                  76,000

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET                                                               118,000

OTHER ASSETS                                                                                               20,000
                                                                                                        ---------
                                                                                                        $ 596,000
                                                                                                        =========
                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                                                                                    $ 158,000
    Commissions payable                                                                                    42,000
    Accrued liabilities                                                                                   103,000
                                                                                                        ---------
                                                                                                          303,000
                                                                                                        ---------
COMMITMENTS AND CONTINGENCIES (NOTE 7)

SHAREHOLDERS' EQUITY:
    Stock subscription deposits                                                                           360,000
    Class A common stock, no par value; 1,363,636 shares authorized, 1,299,992 shares issued
       and outstanding                                                                                    127,000
    Class B common stock, no par value; 16,818,182 shares authorized, 0 shares issued and
       outstanding                                                                                              0
    Subscription receivable                                                                              (120,000)
    Accumulated deficit                                                                                   (74,000)
                                                                                                        ---------
              Total shareholders' equity                                                                  293,000
                                                                                                        ---------
                                                                                                         $596,000
                                                                                                        =========

 The accompanying notes are an integral part of this consolidated balance sheet.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENT OF OPERATIONS

                FOR THE PERIOD FROM JANUARY 24, 1997 (INCEPTION)

                                TO JUNE 30, 1997

REVENUES:
    Telecommunication services                                                                         $2,322,000
    Marketing services                                                                                    369,000
                                                                                                       ----------
              Total revenues                                                                            2,691,000
                                                                                                       ----------
COST OF SERVICES:
    Telecommunication services                                                                            761,000
    Marketing services                                                                                    255,000
                                                                                                       ----------
              Total cost of services                                                                    1,016,000
                                                                                                       ----------
GROSS MARGIN                                                                                            1,675,000
                                                                                                       ----------
OPERATING EXPENSES:
    Selling and marketing                                                                               1,089,000
    General and administrative                                                                            660,000
                                                                                                       ----------
              Total operating expenses                                                                  1,749,000
                                                                                                       ----------
LOSS BEFORE INCOME TAX BENEFIT                                                                            (74,000)

INCOME TAX BENEFIT                                                                                              0
                                                                                                       ----------
NET LOSS                                                                                               $  (74,000)
                                                                                                       ==========

NET LOSS PER SHARE                                                                                     $    (0.05)
                                                                                                       ----------

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                                           1,571,187
                                                                                                       ==========


   The accompanying notes are an integral part of this consolidated statement.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                FOR THE PERIOD FROM JANUARY 24, 1997 (INCEPTION)

                                TO JUNE 30, 1997

                                          CLASS A
                                       COMMON STOCK              STOCK
                                  -----------------------     SUBSCRIPTION     SUBSCRIPTION      ACCUMULATED
                                   SHARES         AMOUNT        DEPOSITS        RECEIVABLE         DEFICIT          TOTAL
                                  ---------      --------     ------------     ------------      -----------      --------
BALANCE, JANUARY 24, 1997                 0      $      0     $          0     $          0      $         0      $      0

    Issuance of common stock      1,299,992       127,000                0         (120,000)               0         7,000
    Stock subscription deposits           0             0          360,000                0                0       360,000
    Net loss                              0             0                0                0          (74,000)      (74,000)
                                  ---------      --------     ------------     ------------      -----------      --------
BALANCE, JUNE 30, 1997            1,299,992      $127,000     $    360,000     $   (120,000)     $   (74,000)     $293,000
                                  =========      ========     ============     ============      ===========      ========

   The accompanying notes are an integral part of this consolidated statement.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                FOR THE PERIOD FROM JANUARY 24, 1997 (INCEPTION)

                                TO JUNE 30, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                                  $ (74,000)
                                                                                              ---------
    Adjustments to reconcile net loss to net cash provided by operating activities:
           Depreciation and amortization                                                         54,000
           Changes in assets and liabilities:
              Telecommunication receivables                                                     (25,000)
              Inventories                                                                      (185,000)
              Prepaid expenses                                                                  (12,000)
              Other assets                                                                      (43,000)
              Commissions payable                                                                42,000
              Accounts payable                                                                  158,000
              Accrued liabilities                                                               103,000
                                                                                              ---------
                 Total adjustments                                                               92,000
                                                                                              ---------
                 Net cash provided by operating activities                                       18,000
                                                                                              ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                                                        (99,000)
    Purchase of short-term investment                                                           (10,000)
    Software development and organizational costs                                              (241,000)
                                                                                              ---------
                 Net cash used in investing activities                                         (350,000)
                                                                                              ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from stock subscriptions                                                           360,000
    Proceeds from issuance of common stock                                                        7,000
                                                                                              ---------
                 Net cash provided by financing activities                                      367,000
                                                                                              ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                        35,000

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                        0
                                                                                              ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $  35,000
                                                                                              =========

SUPPLEMENTAL CASH FLOW DISCLOSURES:
    Cash paid for interest                                                                    $       0
                                                                                              =========
    Cash paid for income taxes                                                                $       0
                                                                                              =========
    Stock issued for note receivable                                                          $ 120,000
                                                                                              =========

   The accompanying notes are an integral part of this consolidated statement.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1997


1.  ORGANIZATION AND PRESENTATION

    DESCRIPTION OF BUSINESS AND OPERATIONS

    Maxxis Group, Inc., a Georgia corporation, was incorporated on January 24, 1997 (inception) and is headquartered in Tucker, Georgia. The Company's principal business operations are carried out through its wholly owned subsidiaries, Maxxis 2000, Inc. and Maxxis Telecom, Inc., which began operations in March 1997. Maxxis Group, Inc., together with its wholly owned subsidiaries (collectively referred to as the "Company"), was founded for the purpose of providing long-distance services and other consumable products through a multilevel marketing system of independent associates ("Associates") to subscribers throughout the United States. The Company currently markets both long-distance services and value-added telecommunications services, such as travel cards, prepaid phone cards, 800 service, and international telecommunications service.

    The Company has a limited operating history, and its operations are subject to the risks inherent in the establishment of any new business. Since the Company has only recently made the transition to an operating company, the Company's ability to manage its growth and expansion will require it to implement and continually expand its operational and financial systems, recruit additional employees, and train and manage both current and new employees. Growth may place a significant strain on the Company's operational resources and systems, and failure to effectively manage this projected growth would have a material adverse effect on the Company's business.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    All significant intercompany balances and transactions have been eliminated in consolidation.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

    REVENUE RECOGNITION

    Telecommunications services revenues are primarily comprised of prepaid phone card sales to Associates. The Company purchases prepaid phone cards from an independent tariffed long-distance reseller (the "Reseller"). Associates purchase these prepaid phone cards from the Company. Revenues from the sale of these prepaid phone cards are recognized when the cards are sold to the Associates, net of an estimate of sales returns for defective or unused cards. Associates have the right of return for defective or unused cards for up to 30 days after the date of purchase.

    Telecommunications services also consist of revenues generated from the Company's agreement with the Reseller that provides for the Company to receive a percentage of the gross long-distance revenues generated by the Company's subscribers, less billing adjustments. The Company recognizes long-distance revenues when services are provided by the Reseller, net of an estimate for billing adjustments. The Reseller assumes the risk of all bad debts. Amounts due to the Company related to this agreement are included in telecommunication receivables in the accompanying balance sheet.

    Marketing services revenues primarily consist of receipts from Associates for application fees and purchases of distributor kits and sales aids, which include starter kits of forms, promotional brochures, marketing materials, and presentation materials.

    COST OF SERVICES

    Telecommunication services costs include the costs of purchasing the prepaid phone cards from the Reseller.

    Marketing services costs include the costs for printing and designing of applications, starter kits, and sales aids.

    SELLING AND MARKETING EXPENSES

    Selling and marketing expenses primarily consist of commissions paid to Associates based on long-distance usage and the cost of sponsoring new associates.

    CONCENTRATIONS OF CREDIT RISK

    The Company's subscribers are primarily residential and are not concentrated in any specific geographic region of the United States. The Company purchases its prepaid phone card services from a long-distance reseller. Failure of this reseller to provide quality services and customer support could have a material adverse effect on the Company's results of operations. The Company has an additional agreement with the long-distance reseller to provide subscriber services, which if terminated or canceled may significantly impact results of operations of the Company. While the Company believes it could contract with another long-distance reseller, the potential disruption of services may have a material effect on the Company's results of operations.

    The Company's success will depend heavily on its ability to attract, maintain, and motivate a large base of Associates who, in turn, sponsor subscribers, customers, and other Associates. The Company anticipates a significant turnover among Associates, which the Company believes is typical of direct selling. The Company has begun establishing its network of Associates; however, there can be no assurance that the Company will be successful in establishing a viable network of Associates.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES

    Inventories consist of the following:

                         Prepaid phone cards                                          $  25,000
                         Sales aids                                                     160,000
                                                                                      ---------
                                                                                      $ 185,000
                                                                                      =========

    Inventories are valued at the lower of purchased cost (determined on a first-in, first-out basis) or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of five years.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires that deferred income tax expenses be provided based on estimated future tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes calculated based on provisions of enacted tax laws (Note 4).

    ORGANIZATIONAL COSTS

    The Company has capitalized certain organizational costs related to start-up activities and the legal formation of the Company. These costs are amortized over one year, and amortization expense was $25,000 for the period from inception to June 30, 1997.

    CAPITALIZED SOFTWARE DEVELOPMENT COSTS

    Certain software development costs pertaining to a software application which is used internally for processing applications and customer service have been capitalized as incurred. Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgement by management with respect to certain external factors, including but not limited to anticipated future revenues, estimated economic life, and changes in software and hardware technologies. These software development costs are amortized over the estimated useful life of three years, and amortization expense was $21,000 for the period from inception to June 30, 1997.

    OTHER ASSETS

    Other assets include security deposits for lease obligations totaling
    $20,000.

    SHORT-TERM INVESTMENTS

    Included in short-term investments is a certificate of deposit recorded at cost, which approximates the estimated fair value and matures in May 1998. This investment has been pledged as collateral for one of the Company's cash accounts.

    NET LOSS PER SHARE

    Net loss per share is based on the weighted average number of shares of common stock outstanding under the requirements of Staff Accounting Bulletin
    83. As a result, all shares issued prior to the issuance in connection with the Registration Statement have been included as outstanding since inception.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist primarily of cash, accounts receivable, and accounts payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate their fair values because of the short-term maturity of such instruments.

    NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share," which specifies the computation, presentation, and disclosure requirements for earnings per share. The Company will be required to adopt this new standard in the quarter ending December 31, 1997.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The Company will be required to adopt the new standard in 1998, and all prior period information will be restated.

    Also in June 1997, the FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information." This statement requires companies to determine segments based on how management makes decisions about allocating resources to segments and measuring their performance. Disclosures for each segment are similar to those required under current standards, with the addition of certain quarterly disclosure requirements. SFAS No. 131 also requires entitywide disclosure about the products and services an entity provides, the countries in which it holds material assets and reports material revenues, and its significant customers. The Company will be required to adopt the new standard in 1998, and all prior period information presented will be restated.

    The effect of adopting the above statements is not expected to be material to the consolidated financial statements.


3.  PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following at June 30, 1997:

                Furniture and fixtures                                                            $99,000
                Less accumulated depreciation                                                      (7,000)
                                                                                                  -------
                              Property and equipment, net                                         $92,000
                                                                                                  =======

4.  INCOME TAXES

    Significant components of the Company's deferred tax assets and liabilities are as follows at June 30, 1997:

                         Net operating losses                                            $18,000
                         Valuation allowance                                             (18,000)
                                                                                         -------
                         Net deferred tax assets                                         $     0
                                                                                         =======

    Based on uncertainties associated with the future realization of deferred tax assets, the Company established a valuation allowance of $18,000 at June 30, 1997. At June 30, 1997, the Company had net operating loss carryforwards of approximately $50,000, which will expire in the year 2012 unless previously utilized.

    The benefit for income taxes at June 30, 1997 was different than the amount computed using the statutory income tax rate as follows:

                Taxes computed at statutory rate                                                $(17,000)
                State income taxes, net of federal benefit                                        (2,000)
                Nondeductible expenses                                                             1,000
                Change in valuation allowance                                                     18,000
                                                                                                --------
                                                                                                $      0
                                                                                                ========

5.  TRANSACTIONS WITH AFFILIATES

    The Company has significant transactions with IS 14, Inc. ("IS 14"), which is affiliated through common ownership. IS 14 has provided funding for certain expenses incurred by the Company, and all amounts have been repaid as of June 30, 1997. The Company paid to IS 14 in consideration for marketing support a fee equivalent to a percentage of revenues totaling $184,000 from inception to June 30, 1997, which is included in selling and marketing operating expense in the accompanying consolidated statement of operations. Amounts due to IS 14 related to this fee and included in commissions payable in the accompanying consolidated balance sheet totaled $9,000 at June 30, 1997.


6.  SHAREHOLDERS' EQUITY

    The articles of incorporation (the "Articles") authorize the Company to issue up to 1,363,636 shares of Class A common stock and 16,818,182 shares of Class B common stock. As of June 30, 1997, 1,299,992 shares of Class A common stock are issued and outstanding and are held of record by 15 shareholders and the Company had received paid subscriptions for 218,181 shares of Class B common stock. In addition, the Articles authorize the Company to issue up to 10,000,000 shares of preferred stock, no par value per share, with such rights and preferences as the board of directors shall determine; however, no preferred stock has been issued as of June 30, 1997.

    In February 1997, the Company sold 1,227,265 shares of the Company's Class A common stock to the founders of the Company at $.006 per share. In May 1997, the Company sold 72,727 shares of Class A common stock to an executive officer for $1.65 per share in exchange for a $120,000 note receivable to an affiliate of that individual due on the earlier of (i) May 1, 2002 or (ii) the closing of an underwritten initial public offering with aggregate net proceeds of at least $5 million. The note is guaranteed by the executive officer, bears interest at 8.75% per year, compounded annually, and is classified as a subscription receivable in the balance sheet. Each holder of the Class A common stock is entitled to ten votes per share with respect to each company matter voted on.

    The Company and all of the holders of Class A common stock have entered into a shareholders' agreement whereby the shareholders agreed to certain restrictions on the transfer or other disposition of the shares of Class A common stock held by each holder. In the event a shareholder intends to transfer his or her Class A common stock to a nonpermitted transferee, the Company and the remaining shareholders have a right of first refusal to purchase the transferring shareholder's Class A common stock at fair market value. In addition, if the Company terminates a shareholder's employment or engagement as a sales representative or consultant for cause, the Company shall have the right to repurchase, at fair market value, an amount of the shareholder's Class A common stock which starts at 100% and declines 20% per year for each completed year of service with the Company. If the right of first refusal or the Company's right to purchase is exercised, these provisions could have the effect of further concentrating the stock ownership and voting power of the Company.

    Additionally, in February 1997, the Company completed a private placement offering for 272,727 shares of Class B common stock at a price of $1.65 per share. The Class B common stock entitles each holder to one vote per share with respect to each company matter voted on. Potential investors were required to complete subscription agreements for the Class B common stock and submit cash at the date of subscription. The Company reserved the right to reject a subscription and refund amounts to a Class B subscriber at any time prior to the acceptance of the subscription. At June 30, 1997, the Company had received paid subscriptions for 218,181 shares of Class B common stock. However, since these subscriptions had not yet been accepted by the Company and no shares had been issued as of June 30, 1997, amounts received from subscribers are included in stock subscription deposits in the accompanying balance sheet. Subsequent to June 30, 1997, the Company has accepted these subscriptions and additional subscriptions for 53,014 shares of the Class B common stock.

    Upon the closing of an initial public offering, each share of Class A common stock then outstanding shall automatically be converted into one fully paid and nonassessable share of Class B common stock. An "initial public offering" means a public offering of the Company's capital stock for cash which is offered and sold in a transaction that is registered under the Securities Act through one or more underwriters, pursuant to an underwriting agreement between the Company and such underwriters, resulting in aggregate net proceeds of $5 million to the Company.


7.  COMMITMENTS AND CONTINGENCIES

    OPERATING LEASES

    The Company leases certain office equipment and office space under operating leases. Total rental expense for the period ended June 30, 1997 was approximately $45,000.

    Minimum lease payments under noncancelable leases for the years subsequent to June 30, 1997 are as follows:

          1998                                                        $124,000
          1999                                                          72,000
          2000                                                          39,000
          2001                                                          34,000
          2002 and thereafter                                                0
                                                                      --------
                                                                      $269,000
                                                                      ========

    LITIGATION

    The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position, liquidity, or results of operations.

    EMPLOYMENT AGREEMENTS

    In May 1997, the Company entered into an employment agreement with the chief executive officer, and in September 1997, the Company entered into employment agreements with the executive vice president, the chief financial officer, and a director (collectively, the "Employment Agreements"). Generally the Employment Agreements provide for a minimum weekly salary. In addition, the employee may participate in a bonus program and shall be eligible to receive quarterly or annual payments of a performance bonus based on the achievement of targeted levels of performance and such other criteria as the board of directors shall establish from time to time. The chief executive officer's Employment Agreement provides for an additional bonus payment on July 1, 1998. Each employee may participate in insurance and other benefit plans of similarly situated employees, including any stock option plans of the Company.

    Each of the Employment Agreements has a term of one year, and the term renews daily until either party fixes the remaining term at one year by giving written notice. The Company can terminate each employee upon death or disability (as defined in the Employee Agreements) or with or without cause upon delivery of a notice of termination. If the employee is terminated because of death, disability, or cause, the employee will receive any accrued compensation through the termination date and any accrued performance bonus, unless the employee is terminated for cause. If the employee is terminated without cause, the Company shall pay the employee severance payments equal to his minimum base salary for each week during the six-month period following the termination date. If the employee is a director or officer of the Company or any of its affiliates, the employee shall tender his resignation to such positions effective as of the termination date.

    Under the Employment Agreements, each employee agrees to maintain the confidentiality of the Company's trade secrets and confidential business information. The employee also agrees for a period of one year following the termination date if he is terminated or resigns for any reason not to compete with or solicit employees or customers of the Company or any of its affiliates within a 30-mile radius of the Company's corporate offices, provided that if the employee is terminated without cause, the noncompete period shall be six months.

    RELATIONSHIP WITH ASSOCIATES

    Because Associates are classified as independent contractors and not as employees of the Company, the Company is unable to provide them with the same level of direction and oversight as company employees. While the Company has policies and rules in place governing the conduct of the Associates and intends to review periodically the sales tactics of the Associates, it may be difficult to enforce such policies and rules. Violation of these policies and rules might reflect negatively on the Company and may lead to complaints to or by various federal and state regulatory authorities. Violation of the Company's policies and rules could subject the Company and its long-distance provider to complaints regarding the unauthorized switching of subscribers' long-distance carriers (also known in the industry as "slamming"). Such complaints could have a material adverse effect on the Company's business, financial condition, and results of operations.

    REGULATION OF NETWORK MARKETING; EFFECT OF STATE LAWS

    The Company's network marketing system is subject to or affected by extensive government regulation, including, without limitation, federal and state regulations governing the offer and sale of business franchises, business opportunities, and securities. Various governmental agencies monitor direct selling activities, and the Company could be required to supply information regarding its marketing plan to such agencies. Although the Company believes that its network marketing system is in material compliance with the laws and regulations relating to direct selling activities, there can be no assurance that legislation and regulations adopted in particular jurisdictions in the future will not adversely affect the Company's business, financial condition, and results of operations. The Company could also be found to be in noncompliance with existing statutes or regulations as a result of, among other things, misconduct by Associates, who are considered independent contractors over whom the Company has limited control; the ambiguous nature of certain of the regulations; and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that the Company or the Associates are not in compliance with existing statutes or regulations could have a material adverse effect on the Company's business, financial condition, and results of operations. An adverse determination by any one state on any regulatory matter could influence the decisions of regulatory authorities in other jurisdictions.

8.  SUBSEQUENT EVENTS

    In September 1997, the Company entered into independent sales representative agreements (collectively, the "Sales Representative Agreements") with ten independent sales representatives. The Sales Representative Agreements provide for a minimum weekly salary, and each sales representative shall be eligible to receive quarterly payments of a performance bonus based on the achievement of targeted levels of performance. Each sales representative is an independent contractor, and the Company does not exercise control over the activities of the sales representatives other than as set forth in the Sales Representative Agreements.

    Each of the Sales Representative Agreements has a term of one year, and the term renews daily until either party fixes the remaining term at one year by giving written notice. The Company can terminate each sales representative upon death or disability (as defined in the Sales Representative Agreements) or with or without cause upon delivery to the sales representative of a notice of termination. If a sales representative is terminated, the sales representative will receive any accrued fees through the termination date and any accrued performance bonus, unless the sales representative is terminated for cause. If the sales representative is a director or officer of the Company or any of its affiliates, the sales representative shall tender his resignation to such positions effective as of the termination date. Under the Sales Representative Agreements, each sales representative agrees to maintain the confidentiality of the Company's trade secrets and confidential business information.


9.  SUBSEQUENT TO DATE OF AUDITORS' REPORT

    All share, per share, and weighted average share information in the financial statements and notes thereto has been restated to reflect a one-for-five reverse stock split effective October 8, 1997 and a one-for-eleven reverse stock split effective February 17, 1998 for all classes of common stock.

    In addition, on February 17, 1998, the Company effected a plan of reorganization pursuant to which each outstanding share of Class A common stock and Class B common stock was converted into one share of common stock.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                     AS OF
                           MARCH 31, 1998 (UNAUDITED)
                               AND JUNE 30, 1997

                                                                                        June 30,       MARCH 31,
                                       ASSETS                                             1997           1998
-------------------------------------------------------------------------------------   --------      -----------
                                                                                                      (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                                            $ 35,000      $   229,000
   Short-term investments                                                                 10,000           10,000
   Telecommunication receivables                                                          25,000          327,000
   Inventories                                                                           185,000          181,000
   Prepaid expenses                                                                       12,000           38,000
   Other current assets                                                                   23,000                0
                                                                                        --------      -----------
                                                                                         290,000          785,000

PROPERTY AND EQUIPMENT, NET                                                               92,000          146,000

ORGANIZATIONAL COSTS, NET                                                                 76,000                0

CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET                                              118,000          128,000

OTHER ASSETS                                                                              20,000            9,000
                                                                                        --------      -----------
                                                                                        $596,000      $ 1,068,000
                                                                                        ========      ===========

                                                                                        June 30,       MARCH 31,
                      LIABILITIES AND SHAREHOLDERS' EQUITY                                1997            1998
-------------------------------------------------------------------------------------   ---------     -----------
                                                                                                      (UNAUDITED)
CURRENT LIABILITIES:
   Accounts payable                                                                     $ 158,000      $  273,000
   Commissions payable                                                                     42,000          84,000
   Shareholder note payable                                                                     0          53,000
   Accrued liabilities                                                                    103,000         166,000
   Deferred revenue                                                                             0          27,000
                                                                                        ---------      ----------
                                                                                          303,000         603,000
                                                                                        ---------      ----------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Stock subscription deposits                                                            360,000               0
   Preferred stock, no par value; 10,000,000 shares authorized; 0 and 36,359 shares issued and outstanding at June 30, 1997 and March 31, 1998,
      respectively                                                                              0         200,000
   Common stock, no par value; 20,000,000 shares authorized, 1,299,992 and
      1,571,187 shares issued and outstanding at June 30, 1997 and March 31,
      1998, respectively                                                                  127,000         574,000
   Subscription receivable                                                               (120,000)       (120,000)
   Accumulated deficit                                                                    (74,000)       (189,000)
                                                                                        ---------      ----------
            Total shareholders' equity                                                    293,000         465,000
                                                                                        ---------      ----------
                                                                                        $ 596,000      $1,068,000
                                                                                        =========      ==========


             The accompanying notes are an integral part of these
                         consolidated balance sheets.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                   (UNAUDITED)

REVENUES:
   Telecommunication services                                              $3,939,000
   Nutritional products                                                       341,000
   Marketing services                                                         895,000
                                                                           ----------
            Total revenues                                                  5,175,000
                                                                           ----------
COST OF SERVICES:
   Telecommunication services                                               1,081,000
   Nutritional products                                                       223,000
   Marketing services                                                         339,000
                                                                           ----------
            Total cost of services                                          1,643,000
                                                                           ----------
GROSS MARGIN                                                                3,532,000
                                                                           ----------
OPERATING EXPENSES:
   Selling and marketing                                                    1,994,000
   General and administrative                                               1,653,000
                                                                           ----------
            Total operating expenses                                        3,647,000
                                                                           ----------
LOSS BEFORE INCOME TAX BENEFIT                                               (115,000)
INCOME TAX BENEFIT                                                                  0
                                                                           ----------
NET LOSS                                                                   $ (115,000)
                                                                           ==========
NET LOSS PER SHARE                                                         $    (0.07)
                                                                           ==========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                               1,571,187
                                                                           ==========


   The accompanying notes are an integral part of this consolidated statement.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1998

                                   (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                          $(115,000)
                                                                                     ---------
   Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                    150,000
      Changes in assets and liabilities:
         Telecommunication receivables                                                (302,000)
         Inventories                                                                     4,000
         Prepaid expenses                                                              (26,000)
         Other assets                                                                   34,000
         Commissions payable                                                            42,000
         Accounts payable                                                              115,000
         Accrued liabilities                                                            63,000
         Deferred revenue                                                               27,000
                                                                                     ---------
            Total adjustments                                                          107,000
                                                                                     ---------
            Net cash used in operating activities                                       (8,000)
                                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures                                                               (100,000)
   Software development costs                                                          (38,000)
                                                                                     ---------
            Net cash used in investing activities                                     (138,000)
                                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                                             53,000
   Proceeds from issuance of common stock                                               87,000
   Proceeds from sale of preferred stock                                               200,000
                                                                                     ---------
            Net cash provided by financing activities                                  340,000
                                                                                     ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                              194,000

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                          35,000
                                                                                     ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                             $ 229,000
                                                                                     =========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for interest                                                            $       0
                                                                                     =========
   Cash paid for income taxes                                                        $       0
                                                                                     =========
   Stock issued for note receivable                                                  $ 120,000
                                                                                     =========


   The accompanying notes are an integral part of this consolidated statement.

                       MAXXIS GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998


1.  BASIS OF PRESENTATION

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to Article 10 of Regulation S-X of the Securities and Exchange Commission. The accompanying unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary to achieve a fair statement of financial position and results for the interim periods presented. All such adjustments are of a normal and recurring nature. It is suggested that these consolidated financial statements be read in conjunction with the annual financial statements of Maxxis Group, Inc. and Subsidiaries (the "Company") and the notes thereto.


2.  PROMISSORY NOTE

    On February 28, 1998, a shareholder loan was converted into a demand promissory note (the "Shareholder Note"). The Shareholder Note accrues interest at 6% and is payable monthly beginning on January 1, 1998.


3.  SHAREHOLDERS' EQUITY

    Effective February 17, 1998, the Company declared a one for eleven reverse stock split for all classes of common stock. The Company also effected a plan of reorganization pursuant to which each outstanding share of Class A common stock and Class B common stock was converted into one share of common stock. All share, per share, and weighted average share information in the financial statements has been restated for this stock split and reorganization.

    In addition, in February of 1998, the Company amended and restated their articles of incorporation such that the Company is authorized to issue 20,000,000 and 10,000,000 shares of no par value common stock and nonvoting preferred stock (the "Preferred Stock"), respectively. The Preferred Stock has a liquidation preference of $5.50 per share (as adjusted for any combinations, consolidations, stock distributions, or stock dividends with respect to such shares) plus all declared or accumulated but unpaid dividends. 100,000 shares of the Company's Preferred Stock has been designated as Series A Non-Voting Convertible Preferred Stock (the "Series A"). The Series A shareholders have the right to convert each share into shares of common stock, as defined by a formula in the articles of incorporation, at any time at least 14 months after the date of issuance. As of March 31, 1998, each share of Series A is convertible into one share of common stock pursuant to the aforementioned restriction.

    On November 26, 1997, the Company entered into a promissory note (the "Note") agreement with various lenders for an aggregate principal amount up to $200,000, which was secured primarily by all of the assets of the Company. The Note accrued interest at 10%, payable monthly beginning on January 1, 1998, and principal was due on demand. On March 23, 1998, the Note was exchanged for 36,359 shares of the Series A and 36,359 warrants (the "Warrants") to purchase the Company's common stock. The Warrants are exercisable 14 months after the issuance date and provide the right to purchase common stock at $5.50 per share. The Warrants expire seven years after the date of issuance.

                                                                      APPENDIX A



                    MAXXIS GROUP, INC. SUBSCRIPTION AGREEMENT


MAXXIS GROUP, INC.
1901 Montreal Road, Suite 108
Tucker, Georgia  30084

Ladies and Gentlemen:

         You have informed me that Maxxis Group, Inc., a Georgia corporation (the "Company"), is offering up to 450,000 shares of its Common Stock, no par value per share (the "Common Stock"), at a price of $5.50 per share payable as provided herein and as described in the Prospectus furnished with this Subscription Agreement to the undersigned (the "Prospectus").

         1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned subscriber hereby tenders this subscription, together with payment in United States currency by check, bank draft or money order payable to "Maxxis Group, Inc." in the amount indicted below (the "Funds"), representing the payment of $5.50 per share for the number of shares of Common Stock indicated below. The total subscription price must be paid at the time the Subscription Agreement is executed. Tender of this Subscription Agreement by the undersigned subscriber constitutes the undersigned subscriber's offer to purchase the number of shares of Common Stock indicated below.

         2. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the undersigned subscriber has subscribed for any reason whatsoever by indicating acceptance of less than all of the shares subscribed on its written form of acceptance. This Subscription Agreement shall not be deemed accepted by the Company until it is countersigned by a duly authorized officer of the Company. Acceptance and/or deposit of the Funds by the Company shall not constitute acceptance of this Subscription Agreement. However, if the Company determines not to accept this Subscription Agreement, it shall return any Funds received to the undersigned subscriber promptly following such determination.

         3. LIMITATION ON DISPOSITIONS.

         (a) To induce the Company to sell shares of Common Stock to the undersigned subscriber, the undersigned subscriber:

         (i) agrees not to sell or transfer the shares of Common Stock purchased pursuant to this Subscription Agreement or any securities issued in respect or on account thereof, whether by stock split, stock dividend or otherwise (collectively, the "Shares") in any jurisdiction where the offer or sale of such Shares would be unlawful prior to the registration or qualification of such offer and sale under the laws of such jurisdiction unless: (i) such registration or qualification is then effective in such jurisdiction and sets forth such information as is in the Company's sole judgment then required to be disclosed pursuant to the laws and regulations of such jurisdiction; or (ii) registration and qualification are not required in such jurisdiction and, in such case, as a condition to effecting the transfer of the Shares, agrees to provide to the Company at the subscriber's expense a legal opinion, which must be satisfactory to the Company and the Company's legal counsel in their sole discretion, stating that the offer and sale of such Shares in such jurisdiction may be accomplished without registration or qualification under the laws of such jurisdiction;

         (ii) agrees during the Lock-up Period (as defined in Section 3(c) below) not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Shares (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Shares, or such other securities, in cash or otherwise);

         (iii) authorizes the Company to cause the transfer agent during the Lock-up Period (as defined in Section 3(c) below) to decline to transfer any Shares and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Shares;


         (iv) agrees that any attempted or purported transfer not made in accordance with the terms of this Subscription Agreement shall be void and of no force or effect, and the Company shall have no obligation whatsoever to recognize any such attempted or purported transfer; and

         (v) agrees that a legend in substantially the following form will be placed on certificates representing the Shares:

         THE SHARES REPRESENTED BY THIS CERTIFICATE (THE "SHARES") ARE SUBJECT TO CONDITIONS THAT MAY LIMIT THEIR TRANSFERABILITY. SUCH CONDITIONS ARE SET FORTH IN A SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") BY AND BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. ANY TRANSFEREE OF THESE SHARES TAKES SUCH SHARES SUBJECT TO THE CONDITIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THESE SHARES THAT IS NOT MADE IN ACCORDANCE WITH THE TERMS OF THE SUBSCRIPTION AGREEMENT SHALL BE VOID AND OF NO FORCE OR EFFECT, AND THE ISSUER SHALL HAVE NO OBLIGATION WHATSOEVER TO RECOGNIZE ANY SUCH ATTEMPTED OR PURPORTED TRANSFER.


         IN SUMMARY, THESE CONDITIONS PROVIDE THAT THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN ANY JURISDICTION WHERE THE OFFER OR SALE OF SUCH SHARES WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION OF SUCH OFFER AND SALE UNDER THE LAWS OF SUCH JURISDICTION UNLESS: (I) SUCH REGISTRATION OR QUALIFICATION IS THEN EFFECTIVE IN SUCH JURISDICTION AND SETS FORTH SUCH INFORMATION AS IS IN THE COMPANY'S SOLE JUDGMENT THEN REQUIRED TO BE DISCLOSED PURSUANT TO THE LAWS AND REGULATIONS OF SUCH JURISDICTION; OR (II) REGISTRATION AND QUALIFICATION ARE NOT REQUIRED IN SUCH JURISDICTION AND, IN SUCH CASE, THE PROSPECTIVE TRANSFEROR, AS A CONDITION TO EFFECTING THE TRANSFER OF THE SHARES, PROVIDES TO THE COMPANY AT SUCH TRANSFEROR'S EXPENSE A LEGAL OPINION, WHICH MUST BE SATISFACTORY TO THE COMPANY AND THE COMPANY'S LEGAL COUNSEL IN THEIR SOLE DISCRETION, STATING THAT THE OFFER AND SALE OF SUCH SHARES IN SUCH JURISDICTION MAY BE ACCOMPLISHED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH JURISDICTION.

         IN ADDITION, THE ISSUER MAY ELECT TO IMPOSE A PROHIBITION ON THE SALE OR TRANSFER OF THESE SHARES IN THE EVENT THE ISSUER DETERMINES TO FILE A REGISTRATION STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION THAT SEEKS TO REGISTER SECURITIES OF THE ISSUER IN AN INITIAL PUBLIC OFFERING THAT IS FIRMLY UNDERWRITTEN. SUCH RESTRICTION MAY REMAIN IN EFFECT FOR A PERIOD ENDING 180 DAYS FOLLOWING THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT. THE ISSUER MAY IMPOSE THESE CONDITIONS BY GIVING WRITTEN NOTICE TO THE HOLDER OF RECORD OF THESE SHARES. THE FOREGOING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SUBSCRIPTION

         AGREEMENT, A COPY OF WHICH WILL BE PROVIDED FREE OF CHARGE BY THE ISSUER TO ANY HOLDER, PROSPECTIVE PURCHASER OR TRANSFEREE OF THESE SHARES UPON THEIR REQUEST.

         (b) The restriction set forth in Section 3(a)(ii) may be imposed and terminated by the Company by giving notice of the imposition or termination of such restriction (the "Lock-up Notice") to holders of record of the Shares by first class mail, postage prepaid (or, at the Company's option, certified mail, return receipt requested), at the address of the holders of record of the Shares on a date chosen by the Company that is at least one but no more than fifteen days prior to such mailing. The restrictions set forth herein and the termination of such restrictions shall be effective upon receipt of such notice, which date of receipt shall be deemed to be three days following such mailing. The Lock-up Notice may be given by the Company such that it is received during the period beginning fifteen days prior to the filing by the Company of a registration statement with the U.S. Securities and Exchange Commission (the "SEC") whereby the Company first seeks to register its securities for sale to the public in a firmly underwritten public offering (the "IPO Registration Statement"), and ending upon the date that the IPO Registration Statement is declared effective by the SEC (the "Effective Date").

         (c) The restrictions set forth in Section 3(a)(ii) hereof shall be effective on the date of receipt of the Lock-up Notice and shall remain in force and effect until 180 days following the Effective Date (such period being referred to as the "Lock-up Period") at which time such Lock-up Period shall automatically terminate; provided, however, that the Company in its sole discretion may elect to terminate the Lock-up Period from time to time prior to the expiration of such 180-day period with respect to an identical specified percentage of the Shares held as of the date of the Lock-up Notice by each person who holds Shares. The Lock-up Period shall terminate if the Company files an IPO Registration Statement but such registration statement is subsequently withdrawn or is not declared effective within 180 days of filing with the SEC, or if the Company transmits a Lock-up Notice prior to the filing of an IPO Registration Statement but the IPO Registration Statement is not filed within 15 days of receipt of such notice; provided, however, that in any such event the restrictions set forth in Section 3(a)(ii) shall survive and shall be applicable to each subsequent filing of an IPO Registration Statement by the Company until an IPO Registration Statement is first declared effective by the SEC.


         (d) All obligations of the undersigned subscriber set forth herein shall be binding upon the undersigned subscriber's heirs, personal representatives, successors, transferees and assigns. As a condition to allowing any transfer of Shares, the Company may require the proposed transferee to agree in writing to the restrictions set forth in this Subscription Agreement.


         4. ACKNOWLEDGMENTS. The undersigned subscriber hereby acknowledges that he or she has received and reviewed a copy of the Prospectus and all amendments thereto. This Subscription Agreement creates a legally binding obligation, and the undersigned subscriber agrees to be bound by the terms of this Agreement.

         5. REVOCATION. The undersigned subscriber agrees that once this Subscription Agreement is tendered to the Company, it may not be withdrawn and that this Agreement shall survive the death or disability of the undersigned subscriber.


         6. GOVERNING LAW. This Subscription Agreement shall be governed by the laws of the State of Georgia without reference to the principles or rules governing conflicts of laws. The undersigned subscriber and the Company hereby consent to the jurisdiction of the state and federal courts sitting in the State of Georgia.


         7. ENTIRE AGREEMENT. This Subscription Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and undertakings, both written and oral, between the undersigned and the Company with respect to the subject matter hereof.

         8. ASSIGNMENT. This Subscription Agreement may not be assigned by operation of law or otherwise without the express written consent of the Company.

         9. AMENDMENT. This Subscription Agreement may not be amended or modified, except by an instrument in writing signed by, or on behalf of, the undersigned and the Company.

         BY EXECUTING THIS AGREEMENT, THE UNDERSIGNED SUBSCRIBER IS NOT WAIVING ANY RIGHTS HE OR SHE MAY HAVE UNDER FEDERAL SECURITIES LAWS, INCLUDING THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934.

         Please indicate in the space provided below the exact name or names and addresses in which the stock certificate representing shares subscribed for hereunder should be registered.


----------------------------------            ----------------------------------
   Number of Shares Subscribed                Name or Names of Subscribers
    for (minimum 20 shares)                   (please print)


$
----------------------------------            ----------------------------------
   Total Subscription Price at                Please indicate form of ownership
   $5.50 per share                            desired (individual, joint tenants
   (funds must be enclosed)                   with right of survivorship,
                                              tenants in common, trust,
                                              corporation, partnership,
                                              custodian, etc.)

Date:                                                                     (L.S.)
     -----------------------------            ----------------------------
                                              Signature of Subscriber(s)*

                                                                          (L.S.)
----------------------------------            ----------------------------
Social Security Number or Federal             Signature of Subscriber(s)*
Taxpayer Identification Number


STATE OF LEGAL RESIDENCE:                     STREET (RESIDENCE) ADDRESS:

----------------------------------            ----------------------------------

                                              ----------------------------------

                                              ----------------------------------
                                              City, State and Zip Code

* When signed as attorney, trustee, administrator or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In the case of joint tenants or tenants in common, each owner must sign.

                      FEDERAL INCOME TAX BACKUP WITHHOLDING

         In order to prevent the application of federal income tax backup withholding, each subscriber must provide the Escrow Agent with a correct Taxpayer Identification Number ("TIN"). An individual's social security number is his or her TIN. The TIN should be provided in the space provided in the Substitute Form W-9, which is set forth below.

         Under federal income tax law, any person who is required to furnish his or her correct TIN to another person, and who fails to comply with such requirements, may be subject to a $50 penalty imposed by the IRS.

         Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS. Certain taxpayers, including all corporations, are not subject to these backup withholding and reporting requirements.

         If the shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in thee near future, "Applied For" should be written in the space provided for the TIN on the Substitute Form W-9.

                               SUBSTITUTE FORM W-9

         Under penalties of perjury, I certify that: (i) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me), and (ii) I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

         You must cross out item (ii) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (ii).

         Each subscriber should complete this section.



----------------------------------            ----------------------------------
Signature of Subscriber                       Signature of Subscriber


----------------------------------            ----------------------------------
Printed Name                                  Printed Name


----------------------------------            ----------------------------------
Social Security or Employer                   Social Security or Employer
Identification No.                            Identification No.


TO BE COMPLETED BY THE COMPANY:

         Accepted as of ____________________, 199___, as to ______________
shares.


                                           MAXXIS GROUP, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

================================================================================

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE HEREBY. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         UNTIL           , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                -----------------


                                TABLE OF CONTENTS


                                                         PAGE
                                                         ----
Additional Information.................................    2
Prospectus Summary.....................................    3
Risk Factors...........................................    8
The Offering...........................................   20
Use of Proceeds........................................   24
Dividend Policy........................................   25
Capitalization.........................................   25
Dilution...............................................   26
Selected Consolidated Financial Data...................   27
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations............................   28
Business...............................................   33
Management.............................................   42
Certain Transactions...................................   47
Principal Shareholders.................................   48
Description of Capital Stock...........................   49
Shares Eligible for Future Sale........................   52
Legal Matters..........................................   52
Experts................................................   53
Index to Consolidated Financial Statements.............  F-1
Subscription Agreement.................................  A-1



================================================================================



================================================================================


                                 450,000 SHARES




                                     [LOGO]

                               MAXXIS GROUP, INC.




                                  COMMON STOCK




                          -----------------------------
                               P R O S P E C T U S
                          -----------------------------



                                               , 1998



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth the estimated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:


Registration Fee............................................     $    758
Blue Sky Fees and Expenses..................................       50,000*
Printing and Engraving......................................      100,000*
Legal Fees and Expenses.....................................      100,000*
Accounting Fees and Expenses................................      100,000*
Miscellaneous...............................................       49,242*
                                                                 --------
    Total...................................................     $400,000*
                                                                 ========

----------------------

*    Estimated for filing purposes.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Georgia Business Corporation Code (the "Georgia Law") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of duty, provided that no provision shall eliminate or limit the liability of a director for: an appropriation of any business opportunity of the corporation; any act or omission which involves an intentional misconduct or a knowing violation of law; any transaction from which the director derives an improper personal benefit; or any distribution that is illegal under Section 14-2-832 of the Georgia Law. The Company's Articles contain a provision which limits the liability of a director to the Company or its shareholders for any breach of duty as a director except for a breach of duty for which the Georgia Law prohibits such limitation of liability. This provision does not limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

         The Company's Articles and Bylaws contain certain provisions which provide indemnification to directors of the Company that is broader than the protection expressly mandated in Sections 14-2-852 and 14-2- 857 of the Georgia Law. If a director or officer of the Company has been wholly successful, on the merits or otherwise, in the defense of any action or proceeding brought by reason of the fact that such person was a director or officer of the Company, Sections 14-2-852 and 14-2-857 of the Georgia Law would require the Company to indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The Georgia Law expressly allows the Company to provide for greater indemnification rights to its officers and directors, subject to shareholder approval.

         The indemnification provisions in the Company's Articles and Bylaws require the Company to indemnify and hold harmless each of its directors, officers, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Company, against expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding. Indemnification would be disallowed under any circumstances where indemnification may not be authorized by action of the board of directors, the shareholders or otherwise, including any liability of a director for: (i) any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) any acts or omissions involving intentional misconduct or a knowing violation of the law; (iii) any unlawful distribution as set forth in
Section 14-2-832 of the Georgia Law; or (iv) any transaction from which the director received an improper personal benefit. Indemnified persons would also be entitled to have the Company advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts must be repaid.

         The Company has the power, under its Bylaws, to obtain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by such person in any such capacity, whether or not the Company has the power to indemnify such person against such liability at that time under the Articles, Bylaws or the Georgia Law.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         The following information relates to securities of the Company issued or sold since the inception of the Company which were not registered under the Securities Act:

         (i) in February 1997, the Company sold 1,227,265 shares of Common Stock to the founders of the Company for $0.006 per share;

         (ii) in May 1997, in connection with Mr. Thomas O. Cordy's employment as President and Chief Executive Officer of the Company, the Company sold 72,727 shares of Common Stock to The Anchora Company, an entity of which Mr. Cordy serves as protector, for $1.65 per share;

         (iii) in August 1997, the Company sold 271,195 shares of Common Stock to 42 purchasers in a private placement for $1.65 per share; and

         (iv) in March 1998, the Company converted the principal amount of a demand promissory note, pursuant to which nine persons had loaned the Company an aggregate amount of $200,000, into Units at a price of $5.50 per Unit with each Unit consisting of one share of Preferred Stock and one Warrant.

         Each of these transactions was completed without registration of the respective securities under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder on the basis that such transactions did not involve a public offering. All share data has been adjusted to reflect a one-for-five reverse stock split effective October 8, 1997, a one-for-11 reverse stock split effective February 17, 1998 and the conversion of each outstanding share of Class A Common Stock and Class B Common Stock for one share of Common Stock effective February 17, 1998.


ITEM 16. EXHIBITS

         The exhibits filed as part of this Registration Statement are as follows:



   EXHIBIT NO.                                  Exhibit Description
   -----------                                  -------------------
       2.1**          Plan of Reorganization of the Company effective as of February 17, 1998.
       3.1**          Amended and Restated Articles of Incorporation of the Company, as amended to date.
       3.2**          Amended and Restated Bylaws of the Company, as amended to date.
       4.1**          See Exhibits 3.1 and 3.2 for provisions of the Amended and Restated Articles of
                      Incorporation and Amended and Restated Bylaws defining the rights of holders of Common Stock of the Company.
       4.2**          Specimen Common Stock certificate.

     EXHIBIT NO.                        Exhibit Description
     -----------                        -------------------
         4.3**    Shareholders Agreement, dated as of September 1, 1997 among the Company and the holders of Class A Common Stock.

         4.4**    Amended and Restated Shareholders Agreement, dated as of
                  February 18, 1998 among the Company and certain holders of its Common Stock.

         5.1** Opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to the Company, as to the legality of the shares being registered.

         10.1** Form of Employment Agreement by and between the Company and certain of its officers.

         10.2**   Employment Agreement by and between the Company and Thomas O.
                  Cordy dated May 1, 1997.

         10.3** Promissory Note by The Anchora Company in favor of the Company dated as of May 1, 1997 in the original principal amount of $120,000.

         10.4**   Guarantee by Thomas O. Cordy in favor of the Company dated May
                  1, 1997.

         10.5** Form of Independent Sales Representative Agreement by and between the Company and certain of its sales representatives.

         10.6**   Consulting Agreement by and between the Company and Robert P.
                  Kelly dated as of September 1, 1997.

         10.7** Software License Agreement between Summit V. Inc., a subsidiary of Jenkon International, Inc. and the Company dated
                  February 2, 1997.

         10.8** Software Service Agreement between Summit V. Inc., a subsidiary of Jenkon International, Inc. and the Company dated
                  February 2, 1997.

         10.9R** Equipment Purchase Agreement between Summit V. Inc., a subsidiary of Jenkon International, Inc. and the Company dated
                  February 2, 1997.

         10.10**  Agreement for 1-Plus Services between Colorado River
                  Communications Corporation and the Company dated February 20,
                  1997.+

         10.11R   Sublease Agreement between DowElanco and the Company dated
                  February 14, 1997.

         10.12**  Warehouse lease between Malon D. Mimms and the Company dated
                  March 17, 1997.

         10.13**  Warehouse lease between Malon D. Mimms and the Company dated
                  June 23, 1997.

         10.14**  Demand Secured Promissory Note dated November 26, 1997 by the
                  Company in favor of the lenders named on Schedule I thereto.

         10.15R   Sub-Sublease Agreement between the Company and Simons
                  Engineering, Inc. dated September 1, 1997.

         10.16** Demand Promissory Note dated February 28, 1998 by the Company in favor of Thomas O. Cordy.

         10.17**  Form of Stock Purchase Warrant.

         21.1**   Subsidiaries of the Company.

         23.1     Consent of Arthur Andersen LLP.

         23.2**   Consent of Nelson Mullins Riley & Scarborough, L.L.P.
                  (included in Exhibit 5.1).

         24.1**   Power of Attorney.

         27.1**   Financial Data Schedule.


----------------

**       Previously filed.

+ Confidential treatment has been requested for certain confidential portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted from this exhibit and filed separately with the Commission.

ITEM 17. UNDERTAKINGS

         The undersigned Company hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of June, 1998.


                                    MAXXIS GROUP, INC.


                                    By:  /s/ Thomas O. Cordy
                                         -------------------------------------
                                         Thomas O. Cordy
                                         Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURES                                            TITLE                                  DATE
----------                                            -----                                  ----
*                                                     Chairman of the Board                  June 10, 1998
---------------------------------------------
Ivey J. Stokes

/s/ Thomas O. Cordy                                   Chief Executive Officer, President     June 10, 1998
---------------------------------------------         and Director (Principal executive
Thomas O. Cordy                                       officer)

/s/ Daniel McDonough                                  Chief Financial Officer                June 10, 1998
---------------------------------------------         (Principal financial
Daniel McDonough                                      and accounting officer)

*                                                     Director and Secretary                 June 10, 1998
---------------------------------------------
James W. Brown

*                                                     Director                               June 10, 1998
---------------------------------------------
Charles P. Bernstein

*                                                     Director                               June 10, 1998
---------------------------------------------
Alvin Curry

*                                                     Director                               June 10, 1998
---------------------------------------------
Larry W. Gates, II

*                                                     Director                               June 10, 1998
---------------------------------------------
Robert J. Glover, Jr.

*                                                     Director                               June 10, 1998
---------------------------------------------
Terry Harris

*                                                     Director                               June 10, 1998
---------------------------------------------
Phil Lundquist


*By: /s/ Thomas O. Cordy
     ---------------------------------------------
         Thomas O. Cordy
         Attorney-in-Fact pursuant to the power of
         attorney granted in Registration
         Statement (No. 333-38623) as filed
         October 24, 1997.